                                                                     EXHIBIT 2.4





                          LIONBRIDGE TECHNOLOGIES, INC.

                              HT ACQUISITION CORP.

                           HARVARD TRANSLATIONS, INC.


                      AGREEMENT AND PLAN OF REORGANIZATION


                           Dated as of March 30, 2000


                                                 TABLE OF CONTENTS


ARTICLE I.  THE MERGER..............................................................................................1

1.1   The Merger....................................................................................................1
1.2   Effects of the Merger.........................................................................................1
1.3   Closing.......................................................................................................2
1.4   Approval by the Stockholder of HT.............................................................................2

ARTICLE II.  CONVERSION AND EXCHANGE OF SHARES; DISSENTING SHARES...................................................2

2.1   Conversion of Shares of HT Common Stock.......................................................................2
2.2   Escrow Shares.................................................................................................3
2.3   Dissenting Shares.............................................................................................4
2.4   Delivery of Evidence of Ownership.............................................................................4
2.5   No Further Ownership Rights in HT Common Stock................................................................5
2.6   No Fractional Shares..........................................................................................5
2.7   Assumption of Stock Options...................................................................................5
2.8   Notes.........................................................................................................6

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF HT AND THE STOCKHOLDER..............................................6

3.1   Organization, Standing and Power; Subsidiaries................................................................6
3.2   Capital Structure.............................................................................................7
3.3   Authority.....................................................................................................8
3.4   Compliance with Laws and Other Instruments; Non-Contravention.................................................8
3.5   Technology and Intellectual Property Rights...................................................................9
3.6   Financial Statements; Business Information...................................................................11
3.7   Taxes........................................................................................................12
3.8   Absence of Certain Changes and Events........................................................................13
3.9   Leases in Effect.............................................................................................15
3.10  Personal Property; Real Estate...............................................................................15
3.11  Certain Transactions.........................................................................................16
3.12  Litigation and Other Proceedings.............................................................................16
3.13  No Defaults..................................................................................................16
3.14  Major Contracts..............................................................................................16
3.15  Material Reductions..........................................................................................18
3.16  Insurance and Banking Facilities.............................................................................18
3.17  Employees....................................................................................................18
3.18  Employee Benefit Plans.......................................................................................19
3.19  Certain Agreements...........................................................................................19
3.20  Guarantees and Suretyships...................................................................................20
3.21  Brokers and Finders..........................................................................................20
3.22  Certain Payments.............................................................................................20
3.23  Environmental Matters........................................................................................20
3.24  Enforceability of Contracts, etc.............................................................................20
3.25  Accounting Matters...........................................................................................21
3.26  Year 2000....................................................................................................21
3.27  Disclosure...................................................................................................21
3.28  Reliance.....................................................................................................21

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER.....................................................21


ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB................................................22

5.1   Organization and Qualification...............................................................................22


                                                 -i-


5.2   Capitalization...............................................................................................23
5.3   Authority Relative to this Agreement.........................................................................23
5.4   Non-Contravention............................................................................................23
5.5   (a)  SEC Documents; Financial Statements.....................................................................24
5.6   Validity of Parent Merger Shares.............................................................................24
5.7   Consents and Approvals of Governmental Authorities...........................................................24
5.8   Absence of Certain Changes or Events.........................................................................24
5.9   Disclosure...................................................................................................24
5.10  Reliance.....................................................................................................25

ARTICLE VI.  COVENANTS OF HT AND STOCKHOLDER.......................................................................25

6.1   Conduct of Business in Ordinary Course.......................................................................25
6.2   Dividends, Issuance of, or Changes in Securities.............................................................27
6.3   Governing Documents..........................................................................................27
6.4   No Acquisitions..............................................................................................27
6.5   No Dispositions..............................................................................................27
6.6   Indebtedness.................................................................................................27
6.7   Compensation.................................................................................................27
6.8   Claims.......................................................................................................27
6.9   Access to Properties and Records.............................................................................27
6.10  Breach of Representations and Warranties.....................................................................28
6.11  Consents.....................................................................................................28
6.12  Tax Returns..................................................................................................28
6.13  Stockholder Approval.........................................................................................28
6.14  Exclusivity; Acquisition Proposals...........................................................................28
6.15  Notice of Events.............................................................................................29
6.17  Reasonable Best Efforts......................................................................................29
6.18  Insurance....................................................................................................29

ARTICLE VII.  COVENANTS OF PARENT..................................................................................29

7.1   Breach of Representations and Warranties.....................................................................29
7.2   Additional Information; Access...............................................................................29
7.3   Consents.....................................................................................................29
7.4   Reasonable Best Efforts:  Reorganization.....................................................................30
7.5   Officers and Directors.......................................................................................30
7.6   Nasdaq National Market Listing...............................................................................30
7.7   Notice of Events.............................................................................................30
7.8   Third Party Beneficiaries....................................................................................30

ARTICLE VIII.  ADDITIONAL AGREEMENTS...............................................................................30

8.1   Investment Agreements........................................................................................30
8.2   Legal Conditions to the Merger...............................................................................31
8.3   Employee Benefits............................................................................................31
8.4   Expenses.....................................................................................................31
8.5   Additional Agreements........................................................................................31
8.6   Public Announcements.........................................................................................32
8.7   Confidentiality..............................................................................................32
8.8   Pooling......................................................................................................32
8.9   Hart-Scott-Rodino Filing.....................................................................................33
8.10  Tax Matters..................................................................................................33
8.11  Employment, Consulting and Noncompetition Agreements.........................................................34

ARTICLE IX.  CONDITIONS PRECEDENT..................................................................................34

9.1   Conditions to Each Party's Obligation to Effect the Merger...................................................34
9.2   Conditions of Obligations of Parent and Merger Sub...........................................................35

                                                 -ii-


9.3   Conditions of Obligation of HT...............................................................................36

ARTICLE X.  INDEMNIFICATION........................................................................................37

10.1  Indemnification Relating to Agreement........................................................................37
10.2  Third Party Claims...........................................................................................38
10.4  Limitations..................................................................................................39
10.5  Binding Effect...............................................................................................39
10.6  Time Limit...................................................................................................39
10.8  Sole Remedy..................................................................................................39

ARTICLE XI.  TERMINATION...........................................................................................40

11.1  Mutual Agreement.............................................................................................40
11.2  Termination by Parent........................................................................................40
11.3  Termination by HT............................................................................................40
11.4  Outside Date.................................................................................................40
11.5  Effect of Termination........................................................................................40

ARTICLE XII.  MISCELLANEOUS........................................................................................41

12.1  Entire Agreement.............................................................................................41
12.2  Governing Law; Consent to Jurisdiction.......................................................................41
12.3  Notices......................................................................................................41
12.4  Severability.................................................................................................42
12.5  Survival of Representations and Warranties...................................................................42
12.6  Assignment...................................................................................................42
12.7  Counterparts.................................................................................................43
12.8  Amendment....................................................................................................43
12.9  Extension, Waiver............................................................................................43
12.10 Interpretation...............................................................................................43
12.11 Knowledge....................................................................................................43
12.12 Transfer, Sales, Documentary, Stamp and Other Similar Taxes..................................................43


EXHIBITS

EXHIBIT 1.1   --   Merger Documents
EXHIBIT 2.2   --   Escrow Agreement, Letter of Transmittal
EXHIBIT 8.1   --   Investment Agreement
EXHIBIT 8.2   --   Registration Rights Agreement
EXHIBIT 8.8   --   HT Affiliate Agreement
EXHIBIT 8.12  --   Lease Agreement
EXHIBIT 9.2   --   Opinion of Foley, Hoag & Eliot, LLP
EXHIBIT 9.3   --   Opinion of Testa, Hurwitz & Thibeault, LLP

                      AGREEMENT AND PLAN OF REORGANIZATION


         AGREEMENT AND PLAN OF REORGANIZATION, dated as of March 30, 2000 (this "AGREEMENT"), by and among LIONBRIDGE TECHNOLOGIES, INC., a Delaware corporation ("PARENT"); HT ACQUISITION CORP., a Massachusetts corporation and a wholly owned subsidiary of Parent ("MERGER SUB"); HARVARD TRANSLATIONS, INC., a Massachusetts corporation ("HT"); and Robert C. Sprung, the sole stockholder of HT (the "STOCKHOLDER").

         Intending to be legally bound, and in consideration of the mutual representations, warranties, covenants and agreements contained herein, Parent, Merger Sub, HT and the Stockholder agree as follows:


                                    ARTICLE I

                                   THE MERGER


          1.1 THE MERGER. Subject to the terms and conditions hereof, and in accordance with the Massachusetts Business Corporation Act (the "MBCL"), Merger Sub will be merged with and into HT (the "MERGER"). Articles of Merger and any other required documents (collectively, the "MERGER DOCUMENTS"), substantially in the form attached as EXHIBIT 1.1, will be duly prepared, executed and acknowledged by HT and Merger Sub and thereafter delivered to the Secretary of the Commonwealth of Massachusetts for filing in accordance with the MBCL contemporaneously with the Closing (as defined in Section 1.3). The Merger will become effective at such time as the Merger Documents have been filed with the Secretary of the Commonwealth of Massachusetts (the "EFFECTIVE TIME"). Following the Merger, HT will continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION") under the laws of the Commonwealth of Massachusetts, and the separate corporate existence of Merger Sub will cease.

         1.2 EFFECTS OF THE MERGER. At and after the Effective Time, (i) the Merger will have all of the effects provided by the Articles of Merger and applicable law, (ii) the Articles of Incorporation of HT will be amended in the form attached as ARTICLE 3 OF EXHIBIT 1.1 until duly further amended,
(iii) the bylaws of Merger Sub will be the bylaws of the Surviving Corporation until duly amended, (iv) the directors of Merger Sub will be the directors of the Surviving Corporation, to hold office in accordance with the bylaws of the Surviving Corporation, (v) the officers of Merger Sub will be the officers of the Surviving Corporation, to hold office in accordance with the bylaws of the Surviving Corporation and (vi) the issued and outstanding certificates for the capital stock of Merger Sub will be the issued and outstanding certificates initially representing all of the issued capital stock of the Surviving Corporation. The Merger is intended to be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and this Agreement is intended to constitute a "plan of reorganization" within the meaning of the regulations promulgated under
Section 368 of the Code.

         1.3 CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") will take place seven (7) days following the Parent's Annual Meeting of Stockholders (or any special meeting held in lieu of such annual meeting) held in 2000, (the "CLOSING DATE") at the offices of Testa Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts, 02110, unless another date or place is agreed to in writing by Parent and HT. If all of the conditions set forth in Article IX hereof are determined to be satisfied (or duly waived) at the Closing, concurrently with the Closing the parties hereto will cause the Merger to be consummated by the filing of the Merger Documents with the Secretary of the Commonwealth of Massachusetts. The Closing will be deemed to have concluded at the Effective Time.

         1.4 APPROVAL BY THE STOCKHOLDERS OF HT. HT will take all action necessary in accordance with applicable law, its Charter Documents (as defined below) and any agreements to which it is a party necessary to solicit the approval of this Agreement, the Merger and all of the transactions contemplated hereby by means of a unanimous written consent of stockholder(s) in accordance with the MBCL. HT represents and warrants that its Board of Directors has duly (i) approved the Merger in accordance with the MBCL and
(ii) resolved to recommend to the stockholder(s) of HT that they approve this Agreement, the Merger and all of the transactions contemplated hereby.


                                   ARTICLE II

              CONVERSION AND EXCHANGE OF SHARES; DISSENTING SHARES


         2.1      CONVERSION OF SHARES OF HT COMMON STOCK.

                  (a) Subject, without limitation, to the provisions of
Section 2.3 hereof, at the Effective Time, all of the shares of common stock, $.01 par value, of HT ("HT COMMON STOCK") issued and outstanding immediately prior to the Effective Time (excluding any HT Common Stock held by Parent or Merger Sub or any other subsidiary of Parent, or by HT or any subsidiary of HT, which shares ("EXCLUDED SHARES") will be automatically canceled in the Merger without payment of any consideration therefor, and excluding Dissenting Shares (as defined in Section 2.3 hereof)), will automatically, by virtue of the Merger and without any action on the part of the holder thereof, be converted into shares of common stock, $.01 par value per share, of Parent ("PARENT COMMON STOCK") in accordance with Section 2.1(c), and cash (rounded down to the nearest whole cent) in lieu of fractional shares, if any, pursuant to Section 2.6 below. Shares of HT Common Stock that are actually issued and outstanding immediately prior to the Effective Time (including shares issued upon the exercise of stock options prior to the Effective Time), excluding the Excluded Shares, are sometimes referred to herein as the "OUTSTANDING HT SHARES." All options to acquire HT Common Stock that are outstanding immediately prior to the Effective Time and do not expire pursuant to their terms on or before the Closing (each of which is specifically identified in Section 3.2 of the HT Disclosure Schedule (as defined below) are sometimes referred to herein as the "OUTSTANDING HT OPTIONS."

                  (b) The aggregate number of shares of Parent Common Stock to be issued in exchange for the acquisition of all Outstanding HT Shares will be equal to the Modified Base Amount. Such shares are herein referred to as the "PARENT STOCK MERGER SHARES".

         The following definitions will be used in making the foregoing calculation:

         "BASE AMOUNT" will equal the sum of (i) $4,700,000 and (ii) the Option Proceeds (as defined below) DIVIDED BY the Parent Average Closing Price.

         "OPTION PROCEEDS" will mean any cash received by HT with respect to any exercise of stock options after the date hereof and prior to the Closing.

         "PARENT AVERAGE CLOSING PRICE" will be equal to the average closing price of the Parent Common Stock as publicly reported by the Wall Street Journal over the ten Trading Days prior to the date of this Agreement, but excluding within such period, the two highest and two lowest closing prices.

         "MODIFIED BASE AMOUNT" will mean the Base Amount LESS (i) the number of Note Payment Shares (as defined in Section 2.8 below) and (ii) such number of shares of Parent Common Stock having a value (as determined using the Parent Average Closing Price) equal to any expenses to be borne by the Stockholder pursuant to Section 8.4. The Parent Stock Merger Shares and the Note Payment Shares are referred to collectively herein as the "PARENT MERGER SHARES".

         "TRADING DAY" will mean days on which closing prices for purchases and sales of Parent Common Stock are reported by the Nasdaq National Market.

                  (c) The ratio at which one Outstanding HT Share will be converted into shares of Parent Common Stock at the Effective Time is herein called the "CONVERSION RATIO" and will be calculated as set forth in this
Section 2.1(c). Subject to Section 2.3, at the Effective Time, each Outstanding HT Share will be converted into the right to receive that number (which may be a fraction) of shares of Parent Common Stock that equals the quotient obtained by DIVIDING the number of Parent Stock Merger Shares by the number of Outstanding HT Shares. The holder of Outstanding HT Shares will be entitled to receive that aggregate number of shares of Parent Common Stock equal to the Conversion Ratio multiplied by the number of Outstanding HT Shares held by such holder immediately prior to the Effective Time, subject to
Section 2.3 herein.

                  (d) At the Effective Time, each share of common stock, $.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder hereof, be converted into one share of common stock, $.01 par value, of the Surviving Corporation.

         2.2 ESCROW SHARES. Ten percent (10%) of the Parent Merger Shares, rounded up to the nearest whole share (the "ESCROW SHARES") will be deposited and held in escrow (the "Escrow") in accordance with the Escrow Agreement attached as EXHIBIT 2.2 (the "ESCROW AGREEMENT") as the sole source of indemnification payments that may become due to Parent pursuant to Article X (except with respect to breaches of Section 3.2 and Article IV(a) and (b); and as otherwise limited by Section 8.10) provided that the aggregate liability of any single stockholder for indemnification obligations pursuant to Article X of this Agreement shall be equal to a dollar amount equal to the Parent Average Closing Price multiplied by the aggregate number of Escrow Shares deposited in escrow by or on behalf of such stockholder; and provided, further, that each HT stockholder shall be jointly and severally liable beyond such holder's allocable portion of the Escrow Shares solely in respect of any breach by such stockholder of any representation or warranty contained in a Letter of Transmittal (as defined in Section 2.4 below) delivered by such stockholder. The Escrow Shares will be withheld on a pro rata basis among the holders of the Outstanding HT Shares based on the number of Parent Merger Shares issuable at the closing to such holders. The exact number of Escrow Shares held for the account of each HT stockholder will be determined at the Closing by the agreement in writing of Parent and HT. The delivery of the Escrow Shares will be made on behalf of the holders of the Outstanding HT Shares in accordance with the provisions hereof, with the same force and effect as if such shares had been delivered by Parent directly to such holders and subsequently delivered by such holders to the Escrow Agent. The adoption of this Agreement by the stockholders of HT will also constitute their approval of the terms and provisions of the Escrow Agreement, including, without limitation, the appointment of the Stockholder as the Indemnification Representative (as defined in the Escrow Agreement), which is an integral term of the Merger.

         2.3 DISSENTING SHARES. Any holder of shares of HT Common Stock that are outstanding on the record date for the determination of which holders will be entitled to vote for or against the Merger who did not vote such shares in favor of the Merger or sign and deliver a written consent thereto with respect to such shares (the shares of HT Common Stock then outstanding that are not thus voted or as to which such consents are not signed and delivered are referred to as "DISSENTING SHARES") will be entitled to exercise dissenters' rights pursuant to Chapter 156B, Section 76 of the MBCL with respect to such Dissenting Shares PROVIDED THAT such holder meets all of the requirements of the MBCL with respect to such Dissenting Shares, and will not be entitled to receive Parent Merger Shares, unless otherwise provided by the MBCL or agreed in writing by Parent. HT will, after consultation with Parent, give such notices with respect to dissenters' rights as may be required by the MBCL as soon as practicable.

         2.4 DELIVERY OF EVIDENCE OF OWNERSHIP. Prior to the Closing, Parent shall send a notice and transmittal form in substantially the form of
EXHIBIT 2.4 hereto (individually, a "Letter of Transmittal" and collectively, the "LETTERS OF TRANSMITTAL") to each holder of a certificate or other documentation representing Outstanding HT Shares, other than Dissenting Shares, each holder of a certificate or other documentation representing Outstanding HT Shares, other than Dissenting Shares, will surrender such certificates or other documentation to Parent or its designee, and, if not previously delivered, (i) a duly executed counterpart of the Escrow Agreement,
(ii) a duly executed Letter of Transmittal, (iii) a duly executed Investment Agreement and (iv) such other duly executed documentation as may be reasonably required by Parent to effect a transfer of such shares, and upon such surrender and after the Effective Time each such holder will be entitled to receive promptly from Parent or its transfer agent certificates registered in the name of such holder representing the applicable number of Parent Merger Shares, and the cash (calculated pursuant to Section 2.6, which will be paid by check), to which such holder is entitled pursuant to the provisions of this Agreement, with a portion of such shares to be deposited in escrow pursuant to the Escrow Agreement, as provided in Section 2.2. The adoption of this Agreement by stockholders of HT will also constitute their approval of the terms and provisions of the Letter of Transmittal. In the event any certificates or instruments representing Outstanding HT Shares or Outstanding HT Options shall have been lost, stolen or destroyed, upon the making and delivery of an affidavit of that fact by the person claiming same to have been lost, stolen or destroyed and the posting by such person of a bonding such reasonable amount as Parent may direct as indemnity against any claim that would be made against Parent with respect to such certificate or instrument, Parent will issue in exchange for such lost, stolen or destroyed certificate or instrument the Parent Merger Shares and cash deliverable in respect thereof pursuant to this Agreement.

         2.5 NO FURTHER OWNERSHIP RIGHTS IN HT COMMON STOCK. The Merger and its approval by the stockholders of HT and the execution of this Agreement will be deemed, at the Effective Time, to constitute full satisfaction and termination of all rights and agreements pertaining to HT Common Stock pursuant to the MBCL, by contract or otherwise. After the Effective Time, there will be no transfers on the stock transfer books of HT of HT Common Stock or exercises of any options, warrants or other rights to acquire HT Common Stock. Prior to or upon Closing, HT will cause all rights to purchase or acquire HT Common Stock, other than the Outstanding HT Options assumed pursuant to Section 2.7 below, to be exercised or canceled. Until surrendered to Parent, each certificate for HT Common Stock will, after the Effective Time, represent only the right to receive shares of Parent Common Stock and the right to receive cash into which the shares of HT Common Stock formerly represented thereby will have been converted pursuant to this Agreement. Any dividends or other distribution declared after the Effective Time with respect to Parent Common Stock will be paid to the holder of any certificate for shares of HT Common Stock when the holder thereof is entitled to receive a certificate for such holder's Parent Merger Shares in accordance with this Agreement.

         2.6 NO FRACTIONAL SHARES. No certificates or scrip for fractional shares of Parent Common Stock will be issued, no Parent stock split or dividend will be paid in respect of any fractional share interest, and no such fractional share interest will entitle the owner thereof to vote or to any rights of or as a stockholder of Parent. In lieu of such fractional shares, any holder of Outstanding HT Shares who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) will be paid the cash value of such fraction, which will be equal to such fraction MULTIPLIED BY the Parent Average Closing Price.

         2.7 ASSUMPTION OF STOCK OPTIONS. At the Effective Time, Parent shall assume each Outstanding HT Option and each holder thereof (each an "OPTION HOLDER") shall thereby be entitled to acquire, by virtue of the Merger and without any action on the part of the Option Holder, on substantially the same terms (including the dates and extent of exercisability) and subject to the same conditions, including vesting, as such Outstanding HT Option, the number of shares of Parent Common Stock determined by MULTIPLYING the number of shares of HT Common Stock for which such Outstanding HT Option is then exercisable in accordance with its terms immediately prior to the Effective Time by the Conversion Ratio (rounded down to the nearest whole share), at an exercise or conversion price per share of Parent Common Stock (rounded up to the nearest whole cent) determined by DIVIDING the exercise price per share of HT Common Stock of such Outstanding HT Option immediately prior to the Effective Time by the Conversion Ratio.

         2.8 NOTES. The $202,844.00 obligation of HT, and any interest accrued thereon (the "HT NOTE") shall be paid in full and cancelled by delivery of the Note Payment Shares to the Stockholder. "NOTE PAYMENT SHARES" shall mean a number of shares of Parent Common Stock determined by dividing $202,844.00 plus any interest accrued on the HT Note as of the Closing by the Parent Average Closing Price. In lieu of any fractional shares, the holder of the HT Note who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) will be paid the cash value of such fraction (rounded down to the nearest whole cent), which will be equal to such fraction MULTIPLIED BY the Parent Average Closing Price.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF HT
                               AND THE STOCKHOLDER


         Except as set forth in the disclosure schedule of HT dated as of the date hereof and delivered herewith to Parent (the "HT DISCLOSURE SCHEDULE") which identifies the section and subsection to which each disclosure therein relates (PROVIDED, HOWEVER, that HT will be deemed to have adequately disclosed with respect to any section or subsection any matters that are clearly described elsewhere in such document if the applicability of such disclosure to such non-referenced sections or subsections is reasonably apparent and HT has not intentionally omitted any required cross-references), and whether or not the HT Disclosure Schedule is referred to in a specific section or subsection, HT and the Stockholder jointly and severally represent and warrant to Parent and Merger Sub as follows:

         3.1      ORGANIZATION, STANDING AND POWER; SUBSIDIARIES.

                  (a) HT is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition (as hereinafter defined) of HT.

                  As used in this Agreement, "BUSINESS CONDITION" with respect to any Person (as defined below) means the business, financial condition, results of operations, assets or prospects (as defined below) (without giving effect to the consequences of the transactions contemplated by this Agreement, and other than changes in general economic conditions) of such Person or Persons including its Subsidiaries taken as a whole. In this Agreement, a "SUBSIDIARY" of any Person means a corporation, partnership, limited liability company, joint venture or other entity of which such Person directly or indirectly owns or controls a majority of the equity interests or voting securities or other interests that are sufficient to elect a majority of the Board of Directors or other managers of such corporation, partnership, limited liability company, joint venture or other entity, and "PROSPECTS" means events, conditions, facts or developments existing on the date of this Agreement that are known to HT and that in the reasonable course of events are expected to have an effect on future operations of the business as presently conducted by HT, but will exclude (i) the results of any changes that are made at the specific written direction of Parent, that are specifically contemplated herein, or that directly result from this transaction and (ii) any changes arising out of conditions affecting the economy or industry of HT in general which does not affect HT in a materially disproportionate manner relative to other participants in the economy or such industry, respectively. References to HT in this Agreement shall be deemed to include all Subsidiaries of HT, if any, unless the context specifically requires otherwise. In this Agreement, "PERSON" means any natural person, corporation, partnership, limited liability company, joint venture or other entity.

                  HT has delivered to Parent complete and correct copies of the articles or certificate of incorporation, bylaws and/or other primary charter and organizational documents ("CHARTER DOCUMENTS") of HT, in each case, as amended to the date hereof. The minute books and stock records of HT, complete and correct copies of which have been delivered to Parent, contain correct and complete records of all material proceedings and actions taken at all meetings of, or effected by written consent of, the stockholders of HT and its Board of Directors, and all original issuances and subsequent transfers, repurchases and cancellations of HT's capital stock. Section 3.1 of the HT Disclosure Schedule contains a complete and correct list of the officers and directors of HT.

                  (b) HT has never owned, nor does it currently own, directly or indirectly, any capital stock or other equity securities of any corporation or have direct or indirect equity or ownership interest in any partnership, limited liability company, joint venture or other entity. HT has no subsidiaries.

         3.2      CAPITAL STRUCTURE.

                  (a) The authorized capital stock of HT consists of 70,000 shares of HT Common Stock, of which 70,000 shares are issued and outstanding as of the date of this Agreement and no shares are issued and held as treasury shares by HT. The HT Disclosure Schedule sets forth all holders of HT Common Stock and the number of shares owned. The HT Disclosure Schedule also sets forth any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character (each, an "HT OPTION") to which HT is a party or by which HT may be bound obligating HT to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of HT, or obligating HT to grant, extend, or enter into any such option, warrant, call, conversion right, conversion payment, commitment, agreement, contract, understanding, restriction, arrangement or right.

                  (b) All outstanding shares of HT Common Stock are, and any shares of HT Common Stock issued upon exercise of any Outstanding HT Options will be, validly issued, fully paid, nonassessable and not subject to any preemptive rights (other than those which have been duly waived), or to any agreement to which HT is a party or by which HT may be bound. HT does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which (i) have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of shares of HT Common Stock on any matter ("HT VOTING DEBT") or (ii) are or will become entitled to receive any payment as a result of the execution of this Agreement or the completion of the transactions contemplated hereby.

                  (c) Other than the HT Note, no other promissory notes have been issued by HT.

         3.3 AUTHORITY. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby by HT have been duly authorized by all necessary action of the Board of Directors of HT, and if the Closing shall occur, shall have been duly authorized by all necessary action of the stockholder of HT. Certified copies of the resolutions adopted by the Board of Directors of HT and its stockholder(s) approving this Agreement, all other agreements contemplated hereby and the Merger have been or will be provided to Parent prior to the Closing. HT has duly and validly executed and delivered this Agreement and has, or prior to Closing, will have duly and validly executed and delivered all other agreements contemplated hereby, and each of this Agreement and such other agreements constitutes a valid, binding and enforceable obligation of HT in accordance with its terms.

         3.4 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS; NON-CONTRAVENTION. HT holds, and at all times has held, all licenses, permits and authorizations from all Governmental Entities (as defined below) necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules and regulations of all such Governmental Entities having jurisdiction over it or any part of its operations, excepting, however, when such failure to hold would not have a material adverse effect on HT's Business Condition. There are no material violations or claimed violations known by HT of any such license, permit or authorization or any such statute, law, ordinance, rule or regulation.
Assuming the receipt of all Consents (as defined below), neither the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by HT and the Stockholder, nor the consummation of the Merger or any other transaction described herein, does or will, after the giving of notice, or the lapse of time, or otherwise, conflict with, result in a breach of, or constitute a default under, the Charter Documents of HT or any federal, foreign, state or local court or administrative order or process, statute, law, ordinance, rule or regulation, or any contract, agreement or commitment to which HT is a party, or under which HT is obligated, or by which HT or any of the rights, properties or assets of HT are subject or bound;
result in the creation of any security interests, liens, charges, restrictions, arrangements or rights of any character ("Liens") upon, or otherwise adversely affect, any of the rights, properties or assets of HT; terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform or comply with, any contract, agreement or commitment to which HT is a party, or under which HT is obligated, or by which HT or any of the rights, properties or assets of HT are subject or bound; or accelerate, postpone or modify, or give any party the right to accelerate, postpone or modify, the time within which, or the terms and conditions under which, any liabilities, duties or obligations are to be satisfied or performed, or any rights or benefits are to be received, under any contract, agreement or commitment to which HT is a party, or under which HT may be obligated, or by which HT or any of the rights, properties or assets of HT are subject or bound. Section 3.4 of the HT Disclosure Schedule sets forth each agreement, contract or other instrument binding upon HT requiring a notice or consent (by its terms or as a result of any conflict or other contravention required to be disclosed in the HT Disclosure Schedule pursuant to the preceding provisions of this Section 3.4) as a result of the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by HT and the Stockholder or the consummation of the Merger or any other transaction described herein (each such notice or consent, a "CONSENT"). No consent, approval, order, or authorization of or registration, declaration, or filing with or exemption (also a "CONSENT") by, any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign (each a "GOVERNMENTAL ENTITY") is required by or with respect to HT in connection with the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by HT and the Stockholder or the consummation of the Merger or any other transaction described herein, except for the filing by HT and Merger Sub of the appropriate Merger Documents with the Secretary of State of Massachusetts.

         3.5      TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS.

                  (a) For the purposes of this Agreement, "HT INTELLECTUAL PROPERTY" consists of the following intellectual property:

                  (i) all patents, trademarks, trade names, service marks, trade dress, copyrights and any renewal rights therefor, mask works, schematics, software, firmware, technology, manufacturing processes, supplier lists, customer lists, trade secrets, know-how, moral rights and applications and registrations for any of the foregoing;

                  (ii) all documents, records and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for all intellectual property described herein;

                  (iii) all other tangible or intangible proprietary information and materials; and

                  (iv) all license and other rights in any third party product or any third party intellectual property described in (i) through (iii) above;

that are owned or held by or on behalf of HT or that are being, and/or have been, used, or are currently under development for use, in the business of HT as it has been, is currently or is currently planned to be conducted; PROVIDED, HOWEVER, that HT Intellectual Property will not include any commercially available third party software or related intellectual property.

                  (b) Section 3.5 of the HT Disclosure Schedule lists: (i) all patents, copyright registrations, issued mask works, registered trademarks, registered service marks, registered trade dress, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing, that are included in HT Intellectual Property and owned by or on behalf of HT; (ii) all hardware products and tools, software products and tools and services that are currently published, offered, or under development by HT; and (iii) all licenses, sublicenses and other agreements to which HT is a party and pursuant to which HT or any other person is authorized to use any HT Intellectual Property or exercise any other right with regard thereto. The disclosures described in (iii) hereof include the identities of the parties to the relevant agreements, a description of the nature and subject matter thereof, the term thereof and the applicable royalty or summary of any formula or procedure for determining such royalty.

                  (c) HT Intellectual Property consists solely of items and rights that are either: (i) owned solely by HT; (ii) in the public domain; or
(iii) rightfully used and authorized for use by HT and its successors pursuant to a valid license. All HT Intellectual Property that consists of license or other rights to third party property is separately set forth in Section 3.5 of the HT Disclosure Schedule. HT has all rights in HT Intellectual Property necessary to carry out HT's current, former and planned future activities, including without limitation rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign and sell HT Intellectual Property in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses.

                  (d) HT is not, nor as a result of the execution or delivery of this Agreement and all other agreements contemplated hereby, or performance of HT's obligations hereunder or the consummation of the Merger, will HT be, in violation of any license, sublicense or other agreement relating to any HT Intellectual Property to which HT is a party or otherwise bound, other than any violation that will not have a material adverse effect on the Business Condition of HT. HT is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by HT or Parent, as successor to HT, in HT Intellectual Property.

                  (e) The use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any product, work, technology, service or process as used, provided, or offered at any time, or as proposed for use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights, by HT does not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, or right in personal data of any Person to which HT does not have a license or other permission sufficient in scope to cover its use thereof. No claims (i) challenging the validity, effectiveness, or ownership by HT of any HT Intellectual Property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale, or any other exercise of rights in any product, work, technology, service, or process as used, provided or offered at any time, or as proposed for use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights, by HT infringes or will infringe on any intellectual property or other proprietary or personal right of any Person have been asserted to HT or, to the knowledge of HT (as defined below), are threatened by any Person nor, to the knowledge of HT, are there any valid grounds for any BONA FIDE claim of any such kind. There are no legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any HT Intellectual Property, other than review of pending new applications for patent or other HT Intellectual Property, and HT is not aware of any information indicating that such proceedings are threatened or contemplated by any Governmental Entity or any other Person. All granted or issued patents and mask works and all registered trademarks and copyright registrations owned by HT are valid, enforceable and subsisting. To the knowledge of HT, there is no unauthorized use, infringement, or misappropriation of any HT Intellectual Property by any third party, employee or former employee.

                  (f) Section 3.5 of the HT Disclosure Schedule separately lists all parties (other than employees) who have created any portion of, or otherwise have any rights in or to, HT Intellectual Property. HT has secured from all parties who have created any portion of, or otherwise have any rights in or to, HT Intellectual Property valid and enforceable written assignments of any such work or other rights to HT and has provided true and complete copies of such assignments to Parent.

                  (g) HT has obtained written agreements from all employees and from third parties with whom HT, to its knowledge, has shared confidential proprietary information (i) of HT or (ii) received from others that HT is obligated to treat as confidential and to obtain the written agreement of employees and others to keep confidential, that agreements require such employees and third parties to keep such information confidential in accordance with the terms thereof. HT has made available copies of such written agreements, as executed, to Parent.

         3.6      FINANCIAL STATEMENTS; BUSINESS INFORMATION.

                  (a) HT has delivered to Parent an unaudited balance sheet (the "UNAUDITED BALANCE SHEET") as of January 31, 2000 (the "UNAUDITED BALANCE SHEET DATE") and an audited balance sheet (the "AUDITED BALANCE SHEET") as of December 31, 1999 (the "AUDITED BALANCE SHEET DATE"), unaudited statements of income and cash flows for the one-month period ended January 31, 2000 and audited statements of income and cash flows for its last fiscal year (all of such balance sheets and statements of income and cash flows are collectively referred to as the "FINANCIAL STATEMENTS"). The Financial Statements: (i) are in accordance with the books and records of HT; (ii) present fairly, in all material respects, the financial position of HT as of the date indicated and the results of its operations and cash flows for such periods; and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied (subject, in the case of unaudited statements, to the absence of footnote disclosure and in the case of unaudited interim statements to year-end adjustments, which will not be material either individually or in the aggregate and except as described in the Section 3.6 of the HT Disclosure Schedule). As of the Unaudited Balance Sheet Date, there were no material liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated or otherwise, whether due or to become due, that are not shown or provided for either in the Unaudited Balance Sheet or Section 3.6 of the HT Disclosure Schedule, and since the Unaudited Balance Sheet Date, HT has incurred no liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated or otherwise other than in the ordinary course of business or as disclosed in Section 3.6 of the HT Disclosure Schedule and except for liabilities incurred by HT in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated herein.

                  (b) All of the accounts, notes and other receivables which are reflected in the Unaudited Balance Sheet were acquired in the ordinary course of business; and, except to the extent reserved against in the Unaudited Balance Sheet, all of the accounts, notes and other receivables which are reflected therein have been collected in full, or are good and collectible, in the ordinary course of business; and all of the accounts, notes and other receivables which have been acquired by HT since the Unaudited Balance Sheet Date were acquired in the ordinary course of business and have been collected in full, or are good and collectible, subject to an appropriate reserve determined in a manner consistent with past practices of HT, in the ordinary course of business. No accounts, notes or other receivables are contingent upon the performance by HT of any obligation or contract. No Person has any Lien on any of such receivables and no agreement for deduction or discount has been made with respect thereto. The HT Note and any accrued interest includes all amounts owed by HT to the Stockholder.

                  (c) The business information previously prepared by HT and delivered to Parent was prepared in good faith, based on assumptions HT deems reasonable, was prepared for planning purposes, although no assurances are given that HT will engage in the activities described therein or achieve the results projected therein.

         3.7      TAXES.

                  (a) The term "TAXES" as used herein means all federal, state, local and foreign income tax, alternative or add-on minimum tax, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, customs, duties and other taxes, governmental fees and other like assessments and charges of any kind whatsoever, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term "TAX" means any one of the foregoing Taxes. The term "TAX RETURNS" as used herein means all returns, declarations, reports, claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof, and the term "TAX RETURN" means any one of the foregoing Tax Returns.

                  (b) HT has timely filed all Tax Returns required to be filed and has paid all Taxes owed (whether or not shown as due on such Tax Returns), including, without limitation, all Taxes which HT is obligated to withhold for amounts owing to employees, creditors and third parties. All Tax Returns filed by HT were complete and correct in all material respects. None of the Tax Returns filed by HT or Taxes payable by HT have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any Governmental Entity, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of HT, threatened. HT is not currently the beneficiary of any extension of time within which to file any Tax Return, and HT has not waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. All material elections with respect to Taxes affecting HT, as of the date hereof, are set forth in the Financial Statements or in Section 3.7 of the HT Disclosure Schedule. None of the Tax Returns filed by HT contain a disclosure statement under former
Section 6661 of the Code or Section 6662 of the Code (or any similar provision of state, local or foreign Tax law). HT is not a party to any Tax sharing agreement or similar arrangement. HT has never been a member of a group filing a consolidated federal income Tax Return (other than a group the common parent of which was HT), and HT does not have any liability for the Taxes of any Person (other than HT) under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax law), as a transferee or successor, by contract, or otherwise.

                  (c) HT is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any amount for which a deduction would be disallowed or deferred under Section 162 or
Section 404 of the Code. HT has not agreed to make any adjustment under
Section 481(a) of the Code (or any corresponding provision of state, local or foreign law) by reason of a change in accounting method or otherwise, and HT will not be required to make any such adjustment as a result of the transactions set forth in this Agreement. HT does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. No portion of the Parent Merger Shares is subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law. No claim has ever been made by any Governmental Entity in a jurisdiction where HT does not file Tax Returns that it is or may be subject to Tax in that jurisdiction. None of the shares of outstanding capital stock of HT are subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code.

                  (d) There are no liens for Taxes (other than for ad valorem Taxes not yet due and payable) upon the assets of HT. The unpaid Taxes of HT did not, as of the Balance Sheet Date, exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Unaudited Balance Sheet, and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of HT in filing their Tax Returns (taking into account any Taxes incurred as a result of the transactions contemplated by this Agreement).

                  (e) HT has never filed a consent pursuant to Section 341(f) of the Code, relating to collapsible corporations. HT and its stockholders made (i) a valid election for HT to be treated as an "S corporation", as that term is defined in Section 1361(a) of the Code, for federal income tax purposes and (ii) a similar valid election under the laws of Massachusetts or any other applicable Governmental Entity, and all of such elections will be in effect at the Effective Time. Section 3.7 of the HT

Disclosure Schedule lists each such election and a true copy of each such election is attached thereto; there are no grounds for the revocation of any such election and no such election will be revoked retroactively or otherwise except at the Effective Time by reason of the Merger. HT has been an S corporation at all times since its inception through the date hereof. Neither HT nor any of its stockholders has taken any action that would cause, or would result in, the termination of the S corporation status of HT, other than pursuant to this Agreement.

                  (f) To the knowledge of HT, there has not been any audit, action, suit, proceeding, claim, examination, deficiency or assessment by any Governmental Entity of any Tax Return filed by a stockholder of HT with respect to, or which may relate to, items of income, gain, deduction, loss or credit of HT; and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is in progress and such stockholders have not been notified by any Governmental Entity that any such audit is contemplated or pending.

         3.8 ABSENCE OF CERTAIN CHANGES AND EVENTS. From the Audited Balance Sheet Date to the date hereof, there has not been:

                  (a) Any transaction involving more than $10,000 entered into by HT other than in the ordinary course of business; any change (or any development or combination of developments of which HT has knowledge which is reasonably likely to result in such a change) in HT's Business Condition, other than changes in the ordinary course of business which in the aggregate have not been and are not expected to be materially adverse to HT's Business Condition; or, without limiting the foregoing, any loss of or damage to any of the properties of HT due to fire or other casualty or other loss, whether or not insured, amounting to more than $10,000 in the aggregate;

                  (b) Any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of HT, or any repurchase, redemption, retirement or other acquisition by HT of any outstanding shares of capital stock, any Outstanding HT Option, or other securities of, or other equity or ownership interests in, HT;

                  (c) Any discharge or satisfaction of any Lien or payment or satisfaction of any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than current liabilities shown on the Unaudited Balance Sheet and current liabilities incurred since the Unaudited Balance Sheet Date in the ordinary course of business and consistent with past practice ("ORDINARY COURSE OF BUSINESS");

                  (d) Any change in the Charter Documents of HT or any amendment of any term of any outstanding security of HT;

                  (e) Any incurrence, assumption or guarantee by HT of any indebtedness for borrowed money, other than in the ordinary course of business, in an aggregate amount exceeding $10,000;

                  (f) Any creation or assumption by HT of any Lien on any asset;

                  (g) Any making of any loan, advance or capital contributions to, or investment in, any Person;

                  (h) Any sale, lease, pledge, transfer or other disposition of any material capital asset;

                  (i) Except as set forth on Section 3.8 of the HT Disclosure Schedule, any material transaction or commitment made, or any material contract or agreement entered into, by HT relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by HT of any contract or other right;

                  (j) Any (A) grant of any severance or termination pay to any director, officer or employee of HT, (B) entering into of any employment, severance, management, consulting, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of HT, (C) change in benefits payable under existing severance or termination pay policies or employment, severance, management, consulting or other similar agreements, (D) change in compensation, bonus or other benefits payable to directors, officers or employees of HT or (E) change in the payment or accrual policy with respect to any of the foregoing;

                  (k) Any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any employees of HT, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of HT;

                  (l) Any notes or accounts receivable or portions thereof written off by HT as uncollectible in an aggregate amount exceeding $10,000;

                  (m) Any issuance or sale of any stock, bonds, phantom stock interest or other securities of which HT is the issuer, or the grant, issuance or change of any stock options, warrants, or other rights to purchase securities of HT or phantom stock interest in HT;

                  (o) Any cancellation of any debts or claims or waiver of any rights of substantial value in an aggregate amount exceeding $10,000;

                  (p) Any sale, assignment or transfer of any HT Intellectual Property or other similar assets, including licenses therefor;

                  (q) Any capital expenditures, or commitment to make any capital expenditures, for additions to property, plant or equipment in an aggregate amount exceeding $10,000;

                  (r) Payment of any amounts to, or liability incurred to or in respect of, or sale of any properties or assets (real, personal or mixed, tangible or intangible) to, or any transaction or any agreement or arrangement with, any corporation or business in which HT or any of its corporate officers or directors, or any "affiliate" or "associate" (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT") of any such Person, has any direct or indirect ownership interests;

                  (s) Any personal expenditures made by HT on behalf of the Stockholder;

                  (t) Incurrence of any additional debt, financing or other term instrument balances, above current long-term debt obligations; or

                  (u) Any agreement undertaking or commitment to do any of the foregoing.

         3.9 LEASES IN EFFECT. All real property leases and subleases as to which HT is a party and any amendments or modifications thereof are listed in Section 3.9 of the HT Disclosure Schedule (each a "LEASE" and collectively, the "LEASES") are valid, in full force and effect and enforceable, and there are no existing defaults on the part of HT, and HT has not received or given notice of default or claimed default with respect to any Lease, nor is there any event that with notice or lapse of time, or both, would constitute a default on the part of HT thereunder.

         3.10     PERSONAL PROPERTY; REAL ESTATE.

                  (a) HT has good and marketable title, free and clear of all title defects and Liens (including, without limitation, leases, chattel mortgages, conditional sale contracts, purchase money security interests, collateral security arrangements and other title or interest-retaining agreements) to all inventory, receivables, furniture, machinery, equipment and other personal property, tangible or otherwise, reflected on the Unaudited Balance Sheet or used in HT's business, except for acquisitions and dispositions since the Unaudited Balance Sheet Date in the ordinary course of business. The HT Disclosure Schedule lists (i) all computer equipment and (ii) all other personal property, in each case having a depreciated book value of $10,000 or more, which are used by HT in the conduct of its business, and all such equipment and property, in the aggregate, is in good operating condition and repair, reasonable wear and tear excepted. There is no asset used or required by HT in the conduct of its business as presently operated which is not either owned by it or licensed or leased to it.

                  (b) Section 3.10 of the HT Disclosure Schedule contains a schedule setting forth and describing all real property which is leased by HT, or in which HT has any other right, title or interest. HT does not own any real property. True and complete copies of each lease have been provided to Parent, and such leases constitute the entire understanding relating to HT's use and occupancy of the leased premises. The leases are presently in full force and effect without further amendment or modification. HT is not in default in the performance of obligations under any lease, and HT does not know of any state of facts which with the giving of notice or the passage of time, or both, would constitute a default by HT or any other party thereunder.

                  (c) To the knowledge of HT, the improvements located on the real property described in Section 3.10 of the HT Disclosure Schedule are not the subject of any official complaint or notice of violation of any applicable zoning ordinance or building code and there is no use or occupancy restriction or condemnation proceeding pending or threatened against HT.

         3.11 CERTAIN TRANSACTIONS. Except for (a) relationships with HT as an officer, director, or employee thereof (and compensation by HT in consideration of such services) and (b) relationships with HT as stockholders or option holders therein, none of the directors, officers, or the stockholders of HT, or any member of any of their families, is presently a party to, or was a party to during the year preceding the date of this Agreement, any transaction, or series of similar transactions, with HT, in which the amount involved exceeds $60,000, including, without limitation, any contract, agreement, or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such Person or any other Person in which any such Person has or had a 5%-or-more interest (as a stockholder, partner, beneficiary, or otherwise) or is or was a director, officer, employee, or trustee. None of HT's officers or directors has any interest in any property, real or personal, tangible or intangible, including inventions, copyrights, trademarks, or trade names, used in or pertaining to the business of HT, or any supplier, distributor, or customer of HT, except for the normal rights of a stockholder, and except for rights under existing employee benefit plans.

         3.12 LITIGATION AND OTHER PROCEEDINGS. There is no action, suit, claim, investigation or proceeding (or any basis therefor known to HT) pending against or, to the knowledge of HT, threatened against HT or its properties and assets before any court or arbitrator or any Governmental Entity. HT is not subject to any order, writ, judgment, decree, or injunction that has a material adverse effect on HT's Business Condition.

         3.13 NO DEFAULTS. HT is not, nor has HT received notice that it would be with the passage of time, in default or violation of any term, condition, or provision of (i) the Charter Documents; (ii) any judgment, decree, or order applicable to HT; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument to which HT is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a material adverse effect on the Business Condition of HT.

         3.14     MAJOR CONTRACTS.  Except for matters disclosed on Section
3.14 of the HT Disclosure Schedule,  HT is not a party to or subject to:

                  (a) Any union contract, or any employment contract or arrangement (other than "at-will" employment arrangements) providing for future compensation, written or oral, with any officer, consultant, director, or employee;

                  (b) Any plan or contract or arrangement, written or oral, providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing or the like;

                  (c) Any joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits;

                  (d) Any OEM agreement, reseller or distribution agreement, volume purchase agreement, corporate end user sales or service agreement, reproduction or replication agreement or manufacturing agreement in which the amount involved exceeds annually, or is expected to exceed in the aggregate over the life of the contract, $10,000 or pursuant to which HT has granted or received manufacturing rights, most favored nation pricing provisions, or exclusive marketing, production, publishing or distribution rights related to any product, group of products or territory;

                  (e) Any lease for real property, and any lease for personal property in which the amount of payments which HT is required to make on an annual basis exceeds $10,000;

                  (f) Any agreement, license, franchise, permit, indenture, or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired, or adversely affected by reason of the execution of this Agreement and all other agreements contemplated hereby, the consummation of the Merger, or the consummation of the transactions contemplated hereby or thereby;

                  (g) Except for trade indebtedness incurred in the ordinary course of business (including HT's existing line of credit with BankBoston), any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of $10,000 or more;

                  (h) Any license agreement, either as licensor or licensee (excluding nonexclusive hardware and software licenses granted to distributors or end-users and commercially available in-licensed software applications);

                  (i) Any contract or agreement containing covenants purporting to limit HT's freedom to compete in any line of business in any geographic area; or

                  (j) Any contract or agreement, not elsewhere specifically disclosed pursuant to this Agreement, involving the payment or receipt by HT of more than $10,000 in the aggregate.

         All contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments and other commitments which are listed in the HT Disclosure Schedule pursuant to this
Section 3.14 are valid and in full force and effect and HT has not, nor, to the knowledge of HT, has any other party thereto, breached any material provisions of, or entered into default in any material respect under the terms thereof. Since the Audited Balance Sheet Date, HT has not amended, modified or terminated the terms of the contracts or agreements referred to in this Section 3.14 unless such amendment, modification or termination was in the ordinary course of business and HT has provided Parent with written notification of such.

         3.15 MATERIAL REDUCTIONS. Except as set forth on Section 3.15 of the HT Disclosure Schedule, to HT's knowledge, none of the parties to any of the contracts identified in the HT Disclosure Schedule pursuant to Section
3.14 have terminated, or, to the knowledge of HT, in any way expressed to HT an intent to reduce or terminate the amount of its business with HT in the future.

         3.16 INSURANCE AND BANKING FACILITIES. Section 3.16 of the HT Disclosure Schedule contains a complete and correct list of (i) all contracts of insurance or indemnity of HT in force at the date of this Agreement (including name of insurer or indemnitor, agent, annual premium, coverage, deductible amounts and expiration date) and (ii) the names and locations of all banks in which HT has accounts or safe deposit boxes, the designation of each such account and safe deposit box, and the names of all persons authorized to draw on or have access to each such account and safe deposit box. All premiums and other payments due from HT with respect to any such contracts of insurance or indemnity have been paid, and HT does not know of any fact, act, or failure to act which has or might cause any such contract to be canceled or terminated. All known claims for insurance or indemnity have been presented.

         3.17     EMPLOYEES. The HT Disclosure Schedule sets forth a list of
(a) the names, titles, salaries and all other compensation of all salaried HT employees (such term meaning permanent and temporary, full-time and part-time employees) and (b) the wage rates for non-salaried HT employees (by classification). Any persons engaged by HT as independent contractors, rather than employees, have been properly classified as such and have been so engaged in accordance with all applicable federal, foreign, state or local laws. No employee has stated to HT that such employee intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within six months after the Closing Date. Hours worked by and payments made to employees of HT have not been in violation of the Fair Labor Standards Act or any other applicable federal, foreign, state or local laws dealing with such matters. HT is not and never has been engaged in any dispute or litigation with an employee or former employee regarding matters pertaining to intellectual property or assignment of inventions. HT has never been and, to the knowledge of HT, is not now subject to a union organizing effort. HT does not have any written contract of employment or other employment, severance or similar agreement with any of its employees or any established policy or practice relating thereto, and all of its employees are employees-at-will. HT is not a party to any pending, or to HT's knowledge, threatened, labor dispute. HT has complied in all material respects with all applicable federal, state and local laws, ordinances, rules and regulations and requirements relating to the employment of labor, including but not limited to the provisions thereof relating to wages, hours, collective bargaining and ensuring equality of opportunity for employment and advancement of minorities and women. There are no claims pending, or, to the knowledge of HT, threatened to be brought, in any court or administrative agency by any former or current HT employees for compensation, pending severance benefits, vacation time, vacation pay or pension benefits, or any other claim threatened or pending in any court or administrative agency from any current or former employee or any other Person arising out of HT's status as employer, whether in the form of claims for employment discrimination, harassment, unfair labor practices, grievances, wrongful discharge, or otherwise.

         3.18 EMPLOYEE BENEFIT PLANS. Each Plan (as defined below) covering active, former, or retired employees of HT is listed in Section 3.18 of the HT Disclosure Schedule. "PLAN" means any employee benefit plan as defined in ERISA (as defined below) and will also include any employment, severance or similar contract, arrangement or policy and each plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, phantom stock, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits. HT has made available to Parent a copy of each Plan, and where applicable, any related trust agreement, annuity, or insurance contract. All annual reports (Form 5500) required to be filed with the Internal Revenue Service have been properly filed on a timely basis, and HT has provided copies of the three most recently filed Forms 5500 for each applicable Plan. Any Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and has remained tax-qualified to this date and its related trust is tax-exempt and has been so since its creation. No Plan is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 412 of the Code. No "prohibited transaction," as defined in ERISA Section 406 or Code Section 4975 has occurred with respect to any Plan, unless such a transaction was exempt from such rules. Each Plan has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plans. There are no pending or anticipated claims against or otherwise involving any of the Plans and no suit, action, or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought against or with respect to any Plan. All contributions, reserves, or premium payments to the Plan, accrued to the date hereof have been made or provided for. Neither HT nor any entity which is considered one employer with HT under
Section 414 of the Code or Section 4001 of ERISA has ever maintained or contributed to or incurred or expects to incur liability with respect to any Plan subject to

Title IV of ERISA or any "multi-employer plan" within the meaning of Section 4001(a)(3) of ERISA. There are no restrictions on the rights of HT to amend or terminate any Plan without incurring any liability thereunder. HT has not engaged in or is a successor or parent corporation to an entity that has engaged in a transaction described in ERISA Section 4069. There have been no amendments to, written interpretation of, or announcement (whether or not written) by HT relating to, or change in employee participation or coverage under, any Plan. Neither HT nor any of its ERISA affiliates have any current or projected liability in respect of post-employment or post-retirement welfare benefits for retired or former employees of HT other than health care continuation benefits required to be provided under applicable law. No tax under Section 4980B or 4980D of the Code has been incurred in respect of any Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

         3.19 CERTAIN AGREEMENTS. Except as contemplated by this Agreement, neither the execution and delivery of this Agreement and all other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby will: (i) result in any payment by HT (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee, or independent contractor of HT under any Plan, agreement, or otherwise, (ii) increase any benefits otherwise payable under any Plan or agreement or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         3.20 GUARANTEES AND SURETYSHIPS. HT has no powers of attorney outstanding (other than those issued in the ordinary course of business with respect to Tax matters), and HT has no material obligations or liabilities (absolute or contingent) as guarantor, surety, cosigner, endorser, co-maker, indemnitor, or otherwise respecting the obligations or liabilities of any Person.

         3.21 BROKERS AND FINDERS. Neither HT nor the Stockholder has retained any broker, finder, or investment banker in connection with this Agreement or any of the transactions contemplated by this Agreement, nor does or will HT owe any fee or other amount to any broker, finder, or investment banker in connection with this Agreement or the transactions contemplated by this Agreement.

         3.22 CERTAIN PAYMENTS. Neither HT, nor to the knowledge of HT, any Person acting on behalf of HT has, directly or indirectly, on behalf of or with respect to HT: (i) made an unreported political contribution, (ii) made or received any payment which was not legal to make or receive, (iii) engaged in any material transaction or made or received any material payment which was not properly recorded on the books of HT, (iv) created or used any "off-book" bank or cash account or "slush fund," or (v) engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977.

         3.23 ENVIRONMENTAL MATTERS. HT has complied with all federal, state and local laws (including, without limitation, case law, rules, regulations, orders, judgments, decrees, permits, licenses and governmental approvals) which are intended to protect the environment and/or human health or safety (collectively, "ENVIRONMENTAL LAWS"); HT has not handled, generated, used, stored, transported or disposed of any material, substance or waste which is regulated by Environmental Laws ("HAZARDOUS MATERIALS"), except for reasonable amounts of ordinary office and/or office-cleaning supplies which have been used in compliance with Environmental Laws; (iii) there is not now, nor has there ever been, any underground storage tank or asbestos on any real property owned, operated or leased by HT; (iv) HT has not conducted, nor is it aware of, any environmental investigations, studies, audits, tests, reviews or analyses, the purpose of which was to discover, identify, or otherwise characterize the condition of the soil, groundwater, air or the presence of Hazardous Materials at any real property owned, operated or leased by HT; and (v) there are no "Environmental Liabilities". For purposes of this Agreement, "ENVIRONMENTAL LIABILITIES" are any claims, demands, or liabilities under Environmental Laws which (i) arise out of or in any way relate to HT's operations or activities, or any real property at any time owned, operated or leased by HT, or any stockholder's use or ownership thereof, whether vested or unvested, contingent or fixed, actual or potential, and (ii) arise from or relate to actions occurring (including any failure to act) or conditions existing on or before the Closing Date.

         3.24     ENFORCEABILITY OF CONTRACTS, ETC.

                  (a) No Person that is a party to any contract, agreement, commitment or plan to which HT is a party has a valid defense, on account of non-performance or malfeasance by HT, which would make any such contracts, agreement, commitment or plan not valid and binding upon or enforceable against such parties in accordance with their terms, except to the extent such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement or similar laws affecting the rights of creditors generally and usual equity principles.

                  (b) Neither HT, nor, to the knowledge of HT, any other Person, is in material breach or violation of, or default under, any material contract, agreement, arrangement, commitment or plan to which HT is a party, and no event or action has occurred, is pending, or, to the knowledge of HT, is threatened, which, after the giving of notice, or the lapse of time, or otherwise, would constitute a material breach or a default by HT or, to the knowledge of HT, any other Person, under any material contract, agreement, arrangement, commitment or plan to which HT is a party.

         3.25 ACCOUNTING MATTERS. To the knowledge of HT and the Stockholder, HT has not taken nor agreed to, and does not plan to, take any action that would prevent Parent from accounting for the Merger as a "pooling of interest" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the Securities and Exchange Commission (the "Commission").

         3.26 YEAR 2000. All computer and other systems, software (whether embedded or otherwise), hardware and other products owned or licensed by HT and used in connection with the services provided by HT and, to the knowledge of HT, all computer and other systems, software (whether embedded or otherwise), hardware and other products produced by any third party that are licensed by HT, in each case, have been written, manufactured and tested to be Year 2000 Ready. For purposes of this Agreement, "Year 2000 Ready" shall mean, with respect to any systems, software (whether embedded or otherwise), product, equipment or facility, that such system, product, equipment or facility is capable of correctly processing, providing, receiving and manufacturing the date data within and between the twentieth and twenty-first centuries, and its operations and functionality has not been adversely affected and will not be adversely affected in any material respect as a result of the advent of the Year 2000.

         3.27 DISCLOSURE. Neither the representations or warranties made by HT or the Stockholder in this Agreement, nor the HT Disclosure Schedule or any other certificate executed and delivered by HT or the Stockholder pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

         3.28 RELIANCE. The foregoing representations and warranties are made by HT and the Stockholder with the knowledge and expectation that Parent and Merger Sub are placing reliance thereon.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDER


         The Stockholder represents and warrants to Parent and Merger Sub as follows:

                  (a) Subject to applicable community property laws, the Stockholder is the lawful owner of the shares of HT Common Stock to be exchanged for the Parent Merger Shares pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such shares of HT Common Stock, free of all Liens.

                  (b) The Stockholder has, and on the Closing Date will have, full legal right, power and authority to enter into this Agreement and to sell and deliver the shares of HT Common Stock owned by him in the manner provided herein. The Stockholder has duly and validly executed this Agreement and has, or prior to the Closing, will have duly and validly executed and delivered all other agreements contemplated hereby, and each of this Agreement and such other agreements constitutes a valid, binding and enforceable obligation of such Stockholder in accordance with its terms.

                  (c) The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by the Stockholder, and the consummation of the transactions contemplated hereby or thereby, will not require, on the part of the Stockholder, any consent, approval, authorization or other order of, or any filing with, any Governmental Entity, or under any contract, agreement or commitment to which the Stockholder is a party or by which the Stockholder or property of the Stockholder is bound, and will not constitute a violation on the part of the Stockholder of any law, administrative regulation or ruling or court decree, or any contract, agreement or commitment, applicable to the Stockholder or property of the Stockholder.


                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB


         Except as set forth in the disclosure schedule of Parent dated as of the date hereof and delivered herewith to HT (the "PARENT DISCLOSURE SCHEDULE") which identifies the section and subsection to which each disclosure therein relates (PROVIDED, HOWEVER, that Parent will be deemed to have adequately disclosed with respect to any section or subsection any matters that are clearly described elsewhere in such document if the applicability of such disclosure to such non-referenced sections or subsections is reasonably apparent and Parent has not intentionally omitted any required cross-references), and whether or not the Parent Disclosure Schedule is referred to in a specific section or subsection, Parent and Merger Sub jointly and severally represent and warrant to HT as follows:

         5.1 ORGANIZATION AND QUALIFICATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition of Parent. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is recently organized and has conducted no business activities, other than as contemplated by this Agreement.

         5.2 CAPITALIZATION. The authorized capital stock of Parent consists of 5,000,000 shares of preferred stock, $.01 par value per share, of which no shares are issued or outstanding or held in Parent's treasury, and 100,000,000 shares of Parent Common Stock, of which, as of January 31, 2000:
(a) 16,586,684 shares were validly issued and outstanding, fully paid and nonassessable and (b) [4,922,344] shares were reserved for issuance pursuant to Parent's stock option and stock purchase plans for its employees and directors. Except for options and rights relating to shares described in clause (b) of the preceding sentence, and except as set forth in Section 5.2 of the Parent Disclosure Schedule or the Reports (as defined in Section 5.5), there are no options, warrants or other rights, agreements or commitments (contingent or otherwise) obligating Parent to issue shares of its capital stock or any other securities convertible into or evidencing the right to subscribe to shares of its capital stock.

         5.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby by Parent and Merger Sub have been duly authorized by all necessary action of the Boards of Directors and stockholders of Parent and Merger Sub. Certified copies of the resolutions adopted by the Boards of Directors of Parent and Merger Sub and Parent as sole stockholder of Merger Sub approving this Agreement, all other agreements contemplated hereby and the Merger have been or will be provided to HT. Each of Parent and Merger Sub has duly and validly executed and delivered this Agreement and has, or prior to Closing, will have duly and validly executed and delivered all other agreements contemplated hereby to be executed by it, and each of this Agreement and such other agreements constitutes a valid, binding and enforceable obligation of each of Parent and Merger Sub in accordance with its terms.

         5.4 NON-CONTRAVENTION. Assuming the accuracy of the representations and warranties of HT and the Stockholder contained in the Agreement and the other agreements contemplated hereby, neither the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Parent and Merger Sub, nor the consummation of the Merger or any other transaction described herein, does or will, after the giving of notice, or the lapse of time, or otherwise, conflict with, result in a breach of, or constitute a default under, the Charter Documents of Parent or Merger Sub or any federal, foreign, state or local court or administrative order or process, statute, law, ordinance, rule or regulation, or any contract, agreement or commitment to which Parent is a party, or under which Parent is obligated, or by which Parent or any of the rights, properties or assets of Parent are subject or bound; result in the creation of any Lien upon, or otherwise adversely affect, any of the rights, properties or assets of Parent; terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform or comply with, any contract, agreement or commitment to which Parent is a party, or under which Parent is obligated, or by which Parent or any of the rights, properties or assets of Parent are subject or bound; or accelerate, postpone or modify, or give any party the right to accelerate, postpone or modify, the time within which, or the terms and conditions under which, any liabilities, duties or obligations are to be satisfied or performed, or any rights or benefits are to be received, under any contract, agreement or commitment to which Parent is a party, or under which Parent may be obligated, or by which Parent or any of the rights, properties or assets of Parent are subject or bound, other than any of the foregoing which would not have, individually or in the aggregate, a material adverse effect on Business Condition of Parent.

         5.5 (a) SEC DOCUMENTS; FINANCIAL STATEMENTS. Parent has made available to HT and the Stockholder a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the Securities Exchange Commission (the "Commission") since its initial public offering (as such documents have since the time of their filing been amended, the "Parent SEC Documents"), which are all the documents (other than preliminary material) that Parent was required to file with the Commission since such date. As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the Commission thereunder applicable to such Parent SEC Documents.

         (b) Reports under Exchange Act. In order to permit the eventual sale of the Parent Merger Shares by the Stockholder, Parent agrees to use commercially reasonable efforts to:

                  1. make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act; and

                  2. file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

         5.6 VALIDITY OF PARENT MERGER SHARES. The Parent Merger Shares to be issued in the Merger will, when issued, be, validly issued, fully paid and nonassessable.

         5.7 CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. Assuming the accuracy of the representations and warranties of HT and the Stockholder contained in the Agreement and the other agreements contemplated hereby, except for (a) the requirements of state securities (or "Blue Sky") laws, (b) the filing and recording of the Merger Documents as provided by the MBCL, (c) the filing of appropriate documents with the Nasdaq Stock Market and (d) the filing of a Form D and a Form 8-K with the Commission, if applicable, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be made or obtained by Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         5.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for liabilities incurred in connection with this Agreement or transactions contemplated hereby, and except as set forth on Schedule 5.8, since December 31, 1999, there has not been any material adverse change in the Business Condition of Parent.

         5.9 DISCLOSURE. Neither the representations or warranties made by Parent in this Agreement, nor the Parent Disclosure Schedule or any other certificate executed and delivered by Parent pursuant to this Agreement, when taken together and with knowledge of the contents of the Reports, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

         5.10 RELIANCE. The foregoing representations and warranties are made by Parent with the knowledge and expectation that HT and the Stockholder are placing reliance thereon.

                                   ARTICLE VI

                         COVENANTS OF HT AND STOCKHOLDER


                  During the period from the date of this Agreement (except as otherwise indicated) and continuing until the earlier of the termination of this Agreement or the Effective Time, each of HT and the Stockholder agree (except as expressly contemplated by this Agreement or otherwise permitted with Parent's prior written consent):

         6.1 CONDUCT OF BUSINESS IN ORDINARY COURSE. HT will carry on its business in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable best efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers, consultants and employees and preserve its relationships with customers, suppliers and distributors and others having business dealings with it. HT will confer on a regular and frequent basis with representatives of Parent to report operational matters of a material nature and to report the general status of the ongoing operations of the business of HT. The foregoing notwithstanding, HT will not:

                  (a) other than in the ordinary course of business consistent with prior practice, enter into any material commitment or transaction, including but not limited to any purchase of assets (other than raw materials, supplies or cash equivalents) for a purchase price in excess of $15,000; provided, however, that (i) this limitation shall not apply to up to $45,000 in the aggregate relating to the scheduled buildout of HT's 1st floor office space at 815 Somerville Ave., Cambridge, MA; and (ii) this limitation shall not apply to up to $50,000 in the aggregate relating to scheduled computer equipment replacements and upgrades, which amount shall not exceed an aggregate of $43,000 as of April 30, 2000, or an aggregate of $50,000 as of June 30, 2000.;

                  (b) grant any bonus, severance or termination pay to any officer, director, independent contractor or employee of HT except as provided for in the employment agreements described in Section 3.4 of the HT Disclosure Schedule;

                  (c) enter into or amend any agreements pursuant to which any other party is granted support, service, marketing or publishing rights, other than in the ordinary course of business consistent with prior practice, or is granted distribution rights of any type or scope with respect to any products of HT;

                  (d) other than in the ordinary course of business consistent with prior practice, enter into or terminate any contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments, or commitments, or amend or otherwise change in any material respect the terms thereof in a manner adverse to HT;

                  (e) commence a lawsuit other than: (i) for the routine collection of bills, (ii) in such cases where HT in good faith determines that failure to commence suit would result in a material impairment of a valuable aspect of HT's business PROVIDED THAT HT consults with Parent prior to filing such suit, or (iii) for a breach of this Agreement or any agreement related hereto;

                  (f) modify in any material respect existing discounts or other terms and conditions with dealers, distributors and other resellers of HT's products or services in a manner adverse to HT;

                  (g) accelerate the vesting or otherwise modify any HT Option, restricted stock or other outstanding rights or other securities;

                  (h) take any action which would make any representation or warranty in this Agreement untrue or incorrect, as if made as of such time;

                  (i)  make any expenditures on behalf of the Stockholder;

                  (j) permit, allow or cause HT's balance sheet to negatively change by more than $100,000 in the aggregate from the amounts on the audited December 31, 1999 balance sheet as a result of the netting of (i) cash; (ii) accounts receivables of less than 60 days; (iii) work-in-process less than 30 days; (iv) accounts payable and accrued expenses, notes, and (v) other liabilities; provided, that this $100,000 negative change will not include the effect of the permitted buildout and equipment replacement and upgrade expenses identified in Section 6.1(a), or expenses related to the transactions contemplated by this agreement of up to an aggregate of $40,000 as described in Section 8.4. In the event that the above calculation results in a negative change of more than $100,000, but less than $250,000 at any time prior to the Closing Date, Stockholder may elect to pay to Parent such amount of variance in cash or other immediately available funds or reduce the Base Amount by such amount of variance, in which case Parent shall not have the right to terminate this Agreement except as otherwise contemplated in
Article XI below.

                  (k) fail to retain as an employee, Robert C. Sprung, Douglas P. Langenberg or Jane Roach (the "Key Employees");

                  (l) lose any of the following key customer accounts:
Ethicon, Inc.; Aetna; Time Magazine; Codman & Shurtleff/Johnson & Johnson; EndoSurgery; Thomson & Thomson; Zimmer (Bristol Myers/Squibb), unless in each case if such account is lost, it is replaced with new customers or new divisions of existing customers of substantially similar revenue potential matching the expected amounts and periods of purchases by the lost account. For purposes of this Section 6(l), loss of an account shall occur if HT receives written or oral notice of such account's intent to discontinue or materially decrease level of services being purchased, excluding any effects of seasonality; or

                  (m) agree in writing or otherwise to take any of the foregoing actions.

         6.2 DIVIDENDS, ISSUANCE OF, OR CHANGES IN SECURITIES. HT will not: (i) declare or pay any dividends on or make other distributions to its stockholders (whether in cash, shares or property), (ii) issue, deliver, sell, or authorize, propose, or agree to, or commit to the issuance, delivery, or sale of any shares of its capital stock of any class, any Company Voting Debt or any securities convertible into its capital stock, any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character obligating HT to issue any such shares, Company Voting Debt or other convertible securities except as any of the foregoing is required by Outstanding HT Options; (iii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of HT, (iv) repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or options or warrants related thereto, or (v) propose any of the foregoing.

         6.3      GOVERNING DOCUMENTS.   HT will not amend its Charter
Documents.

         6.4 NO ACQUISITIONS. HT will not authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into a letter of intent (whether or not binding), an agreement in principle or an agreement with respect to any merger, consolidation or business combination (other than the Merger), or any acquisition of assets or securities.

         6.5 NO DISPOSITIONS. HT will not sell, lease, license, transfer, mortgage, encumber or otherwise dispose of any of its material assets or cancel, release, or assign any material indebtedness or claim, except in the ordinary course of business.

         6.6 INDEBTEDNESS. HT will not incur any indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, other than up to $50,000 of loans, subject to the limitations in 6.1(j) above.

         6.7 COMPENSATION. HT will not adopt or amend, or modify in any material respect, any Plan or pay any pension or retirement allowance not required by any existing Plan. HT will not enter into or modify any employment or severance contracts, increase the salaries, wage rates or fringe benefits of its officers, directors or employees or pay bonuses or other remuneration except for current salaries, severance and other remuneration for which HT is obligated under arrangements existing prior to the Unaudited Balance Sheet Date to which HT is a party and which have been disclosed in the HT Disclosure Schedule.

         6.8 CLAIMS. HT will not settle any claim, action or proceeding, except in the ordinary course of business consistent with prior practice.

         6.9 ACCESS TO PROPERTIES AND RECORDS. Subject to contractual and other obligations, HT will give Parent and its representatives full access, at a place reasonably acceptable to HT, during reasonable business hours and following reasonable notice but in such a manner as not unduly to disrupt the business of HT, to its senior management, senior technical personnel, premises, properties, contracts, commitments, books, records and affairs, and will provide Parent with such financial, technical and operating data and other information pertaining to its business as Parent may request. With HT's prior consent, which will not be unreasonably withheld, Parent will be entitled in conjunction with HT personnel to make appropriate inquiries of third parties in the course of its investigation.

         6.10 BREACH OF REPRESENTATIONS AND WARRANTIES. HT will not take any action that would cause or constitute a breach of any of the representations and warranties set forth in Article III or that would cause any of such representations and warranties to be inaccurate in any material respect or that would constitute a breach of any of its other obligations under this Agreement. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event that would cause or constitute such a breach or inaccuracy, HT will give detailed notice thereof to Parent and will use its reasonable best efforts to prevent or remedy promptly such breach or inaccuracy.

         6.11 CONSENTS. HT will promptly apply for or otherwise seek and use reasonable best efforts to obtain, all Consents, and make all filings with Governmental Entities, required with respect to the consummation of the Merger.

         6.12 TAX RETURNS. HT will promptly provide or make available to Parent copies of all tax returns, reports and information statements that have been filed or are filed prior to the Closing Date.

         6.13 STOCKHOLDER APPROVAL. The Stockholder agrees to vote all of his shares of HT Common Stock for the approval of this Agreement and the appropriate Merger Documents as required by the MBCL.

         6.14 EXCLUSIVITY; ACQUISITION PROPOSALS. Unless and until this Agreement will have been terminated by either party pursuant to Article XI hereof and thereafter subject to Section 11.5, neither HT nor the Stockholder will (and each will use its reasonable best efforts to ensure that none of its officers, directors, agents, representatives or affiliates) take or cause or permit any Person to take, directly or indirectly, any of the following actions with any party other than Parent and its designees: (i) solicit, encourage, initiate or participate in any negotiations, inquiries, or discussions with respect to any offer or proposal to acquire all or any significant part of HT's business, assets or capital stock, whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "ACQUISITION TRANSACTION"), (ii) disclose, in connection with an Acquisition Transaction, any information not customarily disclosed to any Person other than Parent or its representatives concerning HT's business or properties or afford to any Person other than Parent or its representatives access to its properties, books, or records, except in the ordinary course of business and as required by law or pursuant to a governmental request for information, (iii) enter into or execute any agreement relating to an Acquisition Transaction, or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Transaction or any offer or proposal relating to an Acquisition Transaction other than with respect to the Merger. In the event that HT is contacted by any third party expressing an interest in discussing an Acquisition Transaction, HT will promptly notify Parent of such contact and the identity of the party so contacting HT.

         6.15 NOTICE OF EVENTS. Throughout the period between the date of this Agreement and the Closing, HT will promptly advise and consult with Parent regarding any and all material events and developments concerning its financial position, results of operations, assets, liabilities or business or any of the items or matters concerning HT covered by the representations, warranties and covenants of HT and the Stockholder contained in this Agreement.

         6.16 REASONABLE BEST EFFORTS. HT and the Stockholder will use their reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

         6.17 INSURANCE. HT will use its reasonable best efforts to maintain in force at the Effective Time policies of insurance of the same character and coverage as those described in the HT Disclosure Schedule, and HT will promptly notify Parent in writing of any changes in such insurance coverage occurring prior to the Effective Time.


                                   ARTICLE VII

                               COVENANTS OF PARENT


         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time (or later where so indicated), Parent and Merger Sub agree (except as expressly contemplated by this Agreement or with HT's prior written consent):

         7.1 BREACH OF REPRESENTATIONS AND WARRANTIES. Neither Parent nor Merger Sub will take any action which would cause or constitute a breach of any of the representations and warranties set forth in Article V or which would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, Parent will give detailed notice thereof to HT and will use its reasonable best efforts to prevent or remedy promptly such breach or inaccuracy.

         7.2 ADDITIONAL INFORMATION; ACCESS. Parent will provide HT and its stockholders with the information relating to Parent referred to in
Section 5.5 and the information relating to Parent to be included in the Information Statement. In addition, Parent will afford to HT and to its counsel and to the persons expected to become stockholders of Parent pursuant to the Merger access throughout the period prior to the Effective Time to its senior management and all other information concerning Parent as HT or such stockholder may reasonably request. Such stockholders will also be afforded the opportunity to ask questions and to receive accurate and complete answers from Parent concerning the terms and conditions of the Merger and the issuance of the Parent Merger Shares pursuant thereto.

         7.3 CONSENTS. Parent will promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals, and make filings, required with respect to the consummation of the Merger.

         7.4 REASONABLE BEST EFFORTS; REORGANIZATION. Each of Parent and Merger Sub will use its reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. It is the intent of the Stockholders, HT, Parent and the Surviving Corporation that this Merger qualify as a tax-free reorganization under Section 368(a) of the Code. Neither Parent nor HT nor the Stockholder shall take any action which reasonably would be expected to cause the Merger to fail to qualify as a tax-free reorganization under Section 368(a) of the Code.

         7.5 OFFICERS AND DIRECTORS. Parent agrees that all rights to indemnification existing on the date hereof in favor of the present or former officers and directors of HT with respect to actions taken in their capacities as directors or officers of HT prior to the Effective Time as provided in the Charter Documents of HT and any applicable indemnification agreements (copies of which have been provided to Parent) will survive the Merger and continue in full force and effect following the Effective Time and the obligations related thereto will be assumed by Parent. Notwithstanding the foregoing the provisions of such Charter Documents or agreements will have no effect on the obligations of any stockholders of HT pursuant to Article X of this Agreement or the Escrow Agreement.

         7.6 NASDAQ NATIONAL MARKET LISTING. Parent will use its reasonable best efforts to cause the Parent Merger Shares to be authorized for trading on the Nasdaq National Market as soon as practicable.

         7.7 NOTICE OF EVENTS. Throughout the period between the date of this Agreement and the Closing, Parent will promptly advise and consult with HT regarding any and all material adverse change to the representations, warranties and covenants of Parent and Merger Sub contained in this Agreement.

         7.8 THIRD PARTY BENEFICIARIES. Sections 7.5 and 7.6 will survive the consummation of the Merger, are intended to benefit the stockholders of HT that receive Parent Merger Shares (the "New Parent Stockholders"), will be binding on Parent and its successors and assigns, and will be enforceable by the officers and directors of HT and the New Parent Stockholder.


                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS


         In addition to the foregoing, Parent, Merger Sub, HT and the Stockholder each agree to take the following actions after the execution of this Agreement.

         8.1      INVESTMENT AGREEMENTS.

                  (a) All resales of Parent Common Shares by the New Parent Stockholders will be subject to the restrictions described in the investment agreement (the "INVESTMENT AGREEMENT") in the form attached as EXHIBIT 8.1.

                  (b) All resales of Parent Common Shares by the Stockholder will be subject to the third restated registration rights agreement of Parent (the "REGISTRATION RIGHTS AGREEMENT") in the form attached as EXHIBIT 8.2.

                  (c) Parent will be entitled to place the legends as referred to in the Investment Agreement and Registration Rights Agreement on each certificate evidencing any Parent Common Shares to be received by the stockholders pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Shares consistent with the terms of the Investment Agreement and Registration Rights Agreement.

         8.2 LEGAL CONDITIONS TO THE MERGER. Each of Parent, Merger Sub, HT and the Stockholder will use all reasonable best efforts to take actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger. Each of Parent, Merger Sub, HT and the Stockholder will use all reasonable best efforts to take all actions to obtain (and to cooperate with the other parties in obtaining) any consent required to be obtained or made by HT, Merger Sub, or Parent in connection with the Merger, or the taking of any action contemplated thereby or by this Agreement.

         8.3 EMPLOYEE BENEFITS. Nothing contained herein will be considered as requiring HT or Parent to continue any specific plan or benefit, or to confer upon any employee, beneficiary, dependent, legal representative or collective bargaining agent of such employee any right or remedy of any nature or kind whatsoever under or by reason of this Agreement, including without limitation any right to employment or to continued employment for any specified period, at any specified location or under any specified job category, except as specifically provided for in an offer letter or other agreement of employment. It is specifically understood that continued employment with HT or employment with Parent is not offered or implied for any other employees of HT and any continuation of employment with HT after the Closing will be at will except as specifically provided otherwise in an offer letter or other agreement of employment.

         8.4 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby, including investment banking, legal and accounting expenses, will be paid by the party incurring such expense; PROVIDED, HOWEVER, that any expenses incurred by HT in excess of $40,000 shall be borne by the stockholders of HT (without regard to Section 10.4); through the determination of the Modified Share Amount as set forth in
Section 2.1(d); PROVIDED, FURTHER, that HT will itemize any such investment banking, legal and accounting expenses of HT prior to Closing and provide Parent with a copy of such estimate at the Closing; and PROVIDED, FURTHER, that the provisions of this Section 8.4 shall not be construed to relieve a party from liability resulting from such party's breach of this Agreement.

         8.5 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of HT, the proper officers and directors of each corporation which is a party to this Agreement will take all such necessary action. Without limiting the foregoing, on or prior to the Closing Date, HT will deliver to Parent a properly executed statement satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) in a form reasonably acceptable to Parent.

         8.6 PUBLIC ANNOUNCEMENTS. Neither Parent, HT nor the Stockholder will disseminate any press release or other announcement concerning this Agreement or the transactions contemplated herein to any third party (except to the directors, officers and employees of the parties to this Agreement whose direct involvement is necessary for the consummation of the transactions contemplated under this Agreement, to the attorneys, advisors and accountants of the parties hereto, or except as Parent determines in good faith to be required by applicable law after consultation with HT) without the prior written agreement of Parent and HT.

         8.7 CONFIDENTIALITY. HT and Parent have entered into a Confidentiality and Nondisclosure Agreement dated November 12, 1999, concerning each party's obligations to protect the confidential information of the other party. HT and Parent each hereby affirm each of their obligations under such agreement. If this Agreement is terminated in accordance with
Article XI hereof, Parent will, and will cause its accountants, counsel and other representatives to deliver to HT all documents and other material, and all copies thereof, obtained by Parent or on its behalf from HT in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of such. If this Agreement is terminated in accordance with
Article XI hereof, HT will, and will cause its accountants, counsel and other representatives to, deliver to Parent all documents and other material, and all copies thereof, obtained by HT or on its behalf or by a stockholder of HT from Parent in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of such.

         8.8      POOLING.

                 (a) Parent, the Merger Sub, HT and the Stockholder will use all reasonable best efforts, will cooperate fully and will take all actions as are reasonably necessary to allow the Merger and other transactions contemplated by this Agreement to be accounted for as a "pooling of interests" in accordance with United States generally accepted accounting principles which will be acceptable to the Commission.

                 (b) HT has delivered to Parent prior to the date of this Agreement a letter from its counsel that identifies all persons who such counsel believes may be "affiliates" of HT, as such term is used in Rule 145 under the Securities Act and applicable accounting pronouncements of the Commission (each such Person, an "HT Affiliate"). Each such HT Affiliate has executed and delivered to Parent a written agreement (an "AFFILIATE AGREEMENT") in the form of EXHIBIT 8.8 hereto to the effect that such HT Affiliate (i) has not made and will not make any disposition of any shares of HT Common Stock or other securities of HT in the 30-day period prior to the Effective Time, and (ii) will not make any disposition of any of the Parent Merger Shares to be received by such Person after the Effective Time until Parent shall have publicly released a report including the combined financial results of Parent and HT for a period of at least 30 days of combined operations of Parent and HT.

         8.9 HART-SCOTT-RODINO FILING. If and to the extent applicable, Parent, HT and each stockholder of HT agree to file, and to cause any other Person obligated to do so as a result of such person's stock holdings in Parent or HT, a Notification and Report Form in accordance with the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder (collectively, the "H-S-R ACT") with the Antitrust Division of the United States Department of Justice and the Federal Trade Commission and to use its and their reasonable best efforts to achieve the prompt termination or expiration of the waiting period or any extension thereof provided for under the HSR Act as a prerequisite to the consummation of the transactions provided for herein.

         8.10 TAX MATTERS. (a) In the event that it is determined by a finding or order in connection with any governmental or judicial audit or proceeding, including any settlement of such a proceeding to which any of the parties hereto are parties that HT's S Corporation election pursuant to
Section 1362 of the Code was not validly in effect for any period after such election was purportedly made, then the stockholders of HT shall promptly remit to Parent in cash any federal, state and/or local Tax liability (including any penalties, additions to Tax or interest assessed with respect thereto) of HT in connection with Taxes that are imposed on the Surviving Corporation or Parent as a result of such invalid election. Such payment shall be made within 15 days after the date such tax liability has been so determined. The obligations to remit such cash to Parent as described in this
Section 8.10 shall be treated as separate from the stockholders' other indemnification obligations hereunder and in addition to amounts that may be owed to Parent under the Escrow Agreement. Notwithstanding anything to the contrary contained in this Agreement or in the Escrow Agreement, the provisions of this Section 8.10 shall survive the termination of the Escrow Agreement and shall remain in effect as personal obligations of the stockholders of HT until the applicable statutes of limitations shall have expired.

         (b) The Stockholder shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for HT for all periods ending on or prior to the Closing Date that are filed after the Closing Date, subject to review and consent by Parent for each such Tax Return prior to filing, with such consent not to be unreasonably withheld. To the extent permitted by applicable law, the stockholders of HT shall include any income, gain, loss, deduction or other tax items for such periods on their Tax Returns in a manner consistent with the Schedule K-1's prepared by Stockholders for such periods.

         (c) Parent, HT and Stockholder shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of any Tax Returns of HT and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information that are reasonably relevant to any such audit, litigation, or other proceeding, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. HT and the Stockholder agree (a) to retain all books and records with respect to Tax matters pertinent to HT relating to any taxable period beginning before the Closing Date, until the expiration of the statute of limitations (and, to the extent notified by Parent or Stockholder, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (b) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, HT or the Stockholder, as the case may be, shall allow the other party to take possession of such books and records; provided, however, that such party may refuse to allow the other party to take such possession if such books and records contain material information confidential to such party and such party provides written explanation to the other party of the basis for such confidentiality. Notwithstanding the foregoing, Parent shall not cause or permit HT, and HT shall not, amend any of its Income Tax Returns for any period beginning before the Closing Date except upon the written request of the Stockholder or Parent, to which written request Parent, HT and Stockholder, as the case may be, shall have the right of consent, such consent by either party not to be unreasonably withheld.

         8.11 EMPLOYMENT, CONSULTING AND NONCOMPETITION AGREEMENTS. Simultaneous with the execution of this Agreement, HT will cause each of Douglas Langenberg, Robert Sprung and Jane Roach to execute employment or consulting and/or non-competition agreements to become effective of as of the Effective Time in the form provided by Parent to HT. In addition, at the Effective Time, HT shall cause each of the employment agreements with the individuals set forth on Schedule 8.11 to be terminated in all respects without liability to HT or any successor.

         8.12 LEASE AGREEMENT. Simultaneously with the execution of this Agreement, the Stockholder will enter into a Lease Agreement with Parent effective upon closing for the space currently occupied by HT at 815 Somerville Ave., Cambridge, MA 02140, in the form attached as exhibit 8.12.


                                   ARTICLE IX

                              CONDITIONS PRECEDENT


         9.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger will be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) GOVERNMENTAL APPROVALS. Other than the filing of the Merger Documents with the Secretary of State of Massachusetts, all statutory requirements and all Consents of Governmental Entities legally required for the consummation of the Merger and the transactions contemplated by this Agreement will have been filed, occurred, or been obtained, other than such Consents for which the failure to obtain would not have a material adverse effect on the consummation of the Merger or the other transactions contemplated hereby or on the Business Condition of Parent or HT. If and to the extent applicable, the filing and waiting period requirements under the H-S-R Act will have been complied with and will have expired or terminated.

                  (b) NO RESTRAINTS. No statute, rule or regulation, and no final and nonappealable order, decree or injunction will have been enacted, entered, promulgated or enforced by any court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

                  (c) PARENT POOLING LETTER. Parent will have received a letter dated immediately prior to the Closing Date from PricewaterhouseCoopers LLP, Parent's independent accountants, to the effect that such firm concurs with Parent's management that no conditions exist that would preclude Parent from accounting for the Merger as a "pooling of interests" in accordance with United States generally accepted accounting principles and applicable rules and regulation of the Commission and Parent shall have delivered a copy of such letter to HT.

                  (d) HT POOLING LETTER. Grant Thornton LLP shall have delivered to HT a letter dated immediately prior to the Closing date to the effect that HT is "poolable" for accounting purposes under Accounting Principles Board Opinion No. 16, United States generally accepted accounting principles and applicable rules and regulations of the Commission and HT shall have delivered a copy of such letter to Parent.

         9.2 CONDITIONS OF OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by Parent and Merger
Sub:

                  (a) REPRESENTATIONS AND WARRANTIES OF HT AND THE STOCKHOLDER. The representations and warranties of HT and the Stockholder set forth in this Agreement will be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) for such breaches and inaccuracies that individually, or in the aggregate, have not had, and cannot reasonably be expected to have, a material adverse effect on HT's Business Condition, (ii) as otherwise contemplated by this Agreement, (iii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of Parent and (iv) for representations and warranties specifically limited to an earlier date(s). Parent will have received a certificate signed by or on behalf of the Stockholder and by the chief executive officer and the chief financial officer of HT to such effect on the Closing Date.

                  (b) PERFORMANCE OF OBLIGATIONS OF HT AND THE STOCKHOLDER. HT and the Stockholder will have performed all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date except
(i) for such failures to perform that individually, or in the aggregate, have not had, and cannot reasonably be expected to have, a material adverse effect on HT's Business Condition, (ii) as otherwise contemplated or permitted by this Agreement and (iii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of Parent, and Parent will have received a certificate signed by the Stockholder and by the chief executive officer of HT to such effect on the Closing Date.

                  (c) INVESTMENT AND ESCROW AGREEMENTS. Parent will have received from the New Parent Stockholders duly executed Investment Agreements and the Escrow Agreement.

                  (d) EMPLOYMENT AND NONCOMPETITION AGREEMENTS. The following individuals will have executed employment, consulting and/or non-competition agreements in the form previously provided by Parent to HT: Robert C Sprung, Douglas Langenberg and Jane Roach.

                  (e) LEGAL ACTION. There will not be threatened in writing or pending any action, proceeding or other application before any court or Governmental Entity brought by any Person or Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages from Parent, Merger Sub or HT as a result of such transactions; or
(ii) seeking to prohibit or impose any limitations on Parent's ownership or operation of all or any portion of HT's business or assets, or to compel Parent to dispose of or hold separate all or any portion of its or HT's business or assets as a result of the transactions contemplated by the Agreement which if successful would have a material adverse effect on Parent's ability to receive the anticipated benefits of the Merger and the employment of the individuals referenced in Section 9.2(d) except for actions that would not have a material adverse effect on the Business Condition of HT.

                  (f) OPINION OF COUNSEL. Parent will have received an opinion dated as of the Closing Date of Foley, Hoag & Elliot, LLP, counsel to HT, substantially in the form attached as EXHIBIT 9.2.

                  (g) CONSENTS. Parent will have received duly executed copies of all Consents specified in the HT Disclosure Schedule, and there will not be any material Consents which have not been received and are required to be disclosed in HT Disclosure Schedule which have not been so disclosed, in each case except for such thereof as Parent and HT will have agreed in writing will not be obtained.

                  (h) TERMINATION OF RIGHTS AND CERTAIN SECURITIES. Any registration rights, rights of refusal, voting rights, rights to any liquidation preference or redemption rights relating to any security of HT will have been terminated or waived or satisfied as of the Closing.

                  (i) STOCKHOLDER APPROVALS. This Agreement and the Merger will have been approved by the stockholders of HT.

                  (j) TERMINATION OF 401(K) PLAN. The HT Board of Directors will have passed and not rescinded resolutions satisfactory to Parent's counsel effectively terminating HT's 401(k) Plan immediately prior to the Closing.

                   (k) SECURITIES LAW COMPLIANCE. All issuances of capital stock of HT will have been conducted in compliance with Regulation D under the Securities Act and applicable state securities laws;

                  (l) NOTE. The HT Note will have been cancelled and be of no further force and effect.

                  (m) RELEASE OF GUARANTEE. The Stockholder shall cause HT to be released as guarantor of the Mortgage on the property presently occupied by HT.

         9.3 CONDITIONS OF OBLIGATION OF HT. The obligation of HT and the Stockholder to effect the Merger is subject to the satisfaction of the following conditions unless waived by HT and the Stockholder:

                  (a) REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. The representations and warranties of Parent and Merger Sub set forth in this Agreement will be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except for such breaches or inaccuracies, that, individually, or in the aggregate, have not had, and cannot reasonably be expected to have, a material adverse effect on the Business Condition of the Parent, or as otherwise contemplated by this Agreement, and HT will have received a certificate signed on behalf of Parent by a duly authorized officer of Parent to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND MERGER SUB. Parent and Merger Sub will have performed all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date, except where such failures to perform have not had, and cannot reasonably be expected to have, a material adverse effect on the Business Condition of the Parent, and HT will have received a certificate signed on behalf of Parent by officers of Parent to such effect.

                  (c) OPINION OF PARENT'S COUNSEL. HT and the Stockholder have received an opinion dated the Closing Date of Testa, Hurwitz & Thibeault, LLP, substantially in the form attached as EXHIBIT 9.3.

                  (d) STOCKHOLDER APPROVAL. This Agreement and the Merger will have been approved and adopted by the requisite vote of the stockholders of HT, as required by the MBCL and HT's Charter Documents; PROVIDED, HOWEVER, that the inclusion of this condition will not be construed in any way as excusing the Stockholder from fulfilling his covenant in Section 6.13.

                  (e) ESCROW AGREEMENT. Parent shall have duly executed and delivered the Escrow Agreement.

                  (f) TAX-FREE REORGANIZATION. HT shall have received a written opinion from Foley, Hoag & Elliot, LLP to the effect that the Merger should constitute a reorganization within the meaning of Section 368 of the Code. In preparing such tax opinion, counsel may rely on reasonable assumptions and reasonable representations relating thereto.

                  (g) LEGAL ACTION. There will not be threatened in writing or pending any action, proceeding or other application before any court or Governmental Entity brought by any Person or Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages from HT or the Stockholder as a result of the transactions contemplated by this Agreement or (ii) restricting in any way the receipt, ownership, or ability to dispose of the consideration to be received by any stockholder of HT in the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that HT and the Stockholder will automatically be deemed to waive this condition if Parent agrees to indemnify, defend and hold any such named party harmless against any such action.


                                    ARTICLE X

                                 INDEMNIFICATION


         10.1     INDEMNIFICATION RELATING TO AGREEMENT. Subject to this
Article X, the Stockholder, and, as an integral term of the Merger, all other stockholders of HT who accept the Parent Merger Share and execute the Escrow Agreement (which is a condition to receiving such consideration) jointly and severally, hereby agree to defend, indemnify and hold Parent harmless from and against, and to reimburse Parent with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, costs and expenses (including reasonable attorneys' fees), determined as provided in
Section 10.3 ("INDEMNIFIABLE AMOUNTS"), of every nature whatsoever incurred by Parent (which will be deemed to include any of the foregoing incurred by the Surviving Corporation) by reason of or arising out of or in connection with (i) any breach, or any claim (including claims by parties other than Parent) that constitutes a breach, by HT or the Stockholder of any representation or warranty of HT or the Stockholder contained in this Agreement or in any certificate or other document delivered to Parent pursuant to this Agreement, other than any breach or related claim taken or not taken at the written direction of or after consultation with and written concurrence of Parent and (ii) the failure, partial or total, of HT or the Stockholder to perform any agreement or covenant required by this Agreement to be performed by it or them other than any breach or related claim taken or not taken at the written direction of or after consultation with and written concurrence of Parent. The foregoing obligations to indemnify Parent will be determined without regard to any right to indemnification to which any Person may have in his or her capacity as an officer, director, employee, agent or any other capacity of HT, and no stockholder of HT will be entitled to any indemnification from HT or the Surviving Corporation for amounts paid hereunder. There will be no right of contribution or subrogation from Parent or the Surviving Corporation for indemnification payments made by or for the account of the stockholders of HT.

         10.2 THIRD PARTY CLAIMS. With respect to any claims or demands by third parties as to which Parent may seek indemnification hereunder, whenever Parent will have received a written notice that such a claim or demand has been asserted or threatened, Parent will promptly notify the Stockholder (as Indemnification Representative) of such claim or demand and of the facts within Parent's knowledge that relate thereto within a reasonable time after receiving such written notice. The Stockholder will then have the right to defend, contest, negotiate or settle any such claim or demand through counsel of his own selection, satisfactory to Parent, and solely at the Stockholder's own cost and expense, which costs and expenses will be payable out of the property being held pursuant to the Escrow Agreement. Notwithstanding the preceding sentence, the Stockholder will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent of Parent, which consent will not be unreasonably withheld. Without limiting HT's rights to object for other reasons, Parent may object to a settlement or compromise which includes any provision which in its reasonable judgment may have an adverse impact on or establish an adverse precedent for the Business Condition of Parent or any of its Subsidiaries. If the Stockholder gives notice to Parent within twenty
(20) calendar days after Parent has notified the Stockholder that any such claim or demand has been made in writing, that the Stockholder elects to have Parent defend, contest, negotiate, or settle any such claim or demand, then Parent will have the right to contest and/or settle any such claim or demand and seek indemnification pursuant to this Article X as to any Indemnifiable Amounts; PROVIDED, HOWEVER, that Parent will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent (which may include a general or limited consent) of the Stockholder, which consent will not be unreasonably withheld. If the Stockholder fails to give written notice to Parent of his intention to contest or settle any such claim or demand within twenty (20) calendar days after Parent has notified the Stockholder that any such claim or demand has been made in writing, or if any such notice is given but any such claim or demand is not contested by the Stockholder within a reasonable time thereafter, Parent will have the right to contest and/or settle any such claim or demand in its sole discretion and seek indemnification pursuant to this Article X as to any Indemnifiable Amounts. The adoption of this Agreement or the execution of the Escrow Agreement by the stockholders of HT will also constitute their approval of the Stockholder as Indemnification Representative.

         10.3     LIMITATIONS. Notwithstanding any other provision in this
Article X, Parent will be entitled to indemnification only to the extent that the aggregate Indemnifiable Amounts (which shall be determined for all purposes of this Article X disregarding any qualification in any representation or warranty as to "materially" or "material") exceed Fifty Thousand Dollars ($50,000) (the "THRESHOLD AMOUNT") PROVIDED THAT at such time as the amount to which Parent is entitled to be indemnified exceeds the Threshold Amount, Parent shall be entitled to be indemnified only in excess of the Threshold Amount. The aggregate amount to which Parent will be entitled to be indemnified will not exceed a dollar amount equal to the aggregate number of Escrow Shares valued at the Parent Average

Closing Price, and the liability of any single stockholder of HT for indemnification obligations after the termination of the Escrow Agreement shall be further limited to such stockholder's PRO RATA share of any Indemnifiable Amounts based on the number of Parent Merger Shares received by such stockholder relative to the aggregate number of Parent Merger Shares; PROVIDED, HOWEVER, that there will be no limitation on the obligations of any person for Indemnifiable Amounts arising out of criminal activity or fraud or willful misstatements or omissions by HT or such person and that the Threshold Amount shall not apply to breaches of representation of any Letter of Transmittal or Article IV (a) and (b). Parent may seek indemnification hereunder after the termination of the Escrow during the period as described in Section 10.5.

         10.4 BINDING EFFECT. The indemnification obligations contained in this Article X are an integral part of this Agreement and the Merger in the absence of which the parties hereto would not have entered into this Agreement.

         10.5 TIME LIMIT. The representations, warranties, covenants and agreements of HT and the Stockholder set forth in this Agreement and the certificates and agreements executed or delivered pursuant to the Agreement will survive the Closing for one year; PROVIDED, HOWEVER, that claims relating to representations and warranties in Sections 3.6(a) and (b) may be made only on or before the date that Parent publishes audited financial results for the year ended December 31, 2000 covering combined operations of Parent and HT.

         10.6 SOLE REMEDY. Except with respect to breaches of Section 3.2(a) and (b) and Article IV (a) and (b), and as otherwise limited pursuant to Section 8.10 (the "Special Items"), the provisions of this Article X and the provisions of the Escrow Agreement will be the sole and exclusive remedy of (and corresponding liability of any stockholder of HT, in such stockholder's capacity as such, to) Parent, Merger Sub and the Surviving Corporation for any damage, claim, cause of action or right of any nature arising out of or relating to this Agreement, the certificates or other documents executed or delivered herewith, or the transactions contemplated hereby; PROVIDED, HOWEVER, that nothing in this Agreement or the Escrow Agreement will be deemed to limit any right or remedy for criminal activity or fraud, or willful misstatements or willfull omissionsin any statement or certificate delivered by HT or Stockholder pursuant to this Agreement, Investment Agreement, Affiliate Agreement, employment agreement or non-competition agreement described in Section 8.11 or the Registration Rights Agreement, provided further that the sole source of payment for the indemnification, except for the Special Items, shall be the Escrow Shares.

                                   ARTICLE XI

                                   TERMINATION


         11.1 MUTUAL AGREEMENT. This Agreement may be terminated at any time prior to the Effective Time by the written consent of Parent and HT.

         11.2 TERMINATION BY PARENT. This Agreement may be terminated by Parent (PROVIDED THAT it is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement) alone, by means of written notice to HT, if there has been a material breach by HT or the

Stockholder of any representation, warranty, covenant or agreement set forth in this Agreement or other ancillary agreements, which breach would result in a failure to satisfy the closing conditions contained in Section 9.2 and has not been cured within five (5) business days following receipt by HT of notice of such breach.

         11.3 TERMINATION BY HT. This Agreement may be terminated by HT (PROVIDED THAT it is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement) alone, by means of written notice to Parent, if there has been a material breach by Parent of any representation, warranty, covenant or agreement set forth in the Agreement or other ancillary agreements, which breach would result in a failure to satisfy the closing conditions contained in Section 9.3 and has not been cured within five (5) business days following receipt by Parent of notice of such breach,

         11.4 OUTSIDE DATE. This Agreement may be terminated by Parent alone or by HT alone by means of written notice if the Effective Time does not occur on or prior to July 1, 2000; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to the preceding clause will not be available to any party whose failure to fulfill any obligation under this Agreement has been a significant cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

         11.5 EFFECT OF TERMINATION. In the event of termination of this Agreement by either HT or Parent as provided in this Article, this Agreement will forthwith become void and have no effect, and there will be no liability or obligation on the part of Parent, HT, Merger Sub, the Stockholder or their respective officers or directors, except that (i) the provisions of Sections 8.4, 8.6, 8.7 and 12.2 will survive any such termination and abandonment, and
(ii) no party will be released or relieved from any liability arising from the willful breach by such party prior to termination of any of its representations, warranties, covenants or agreements as set forth in this Agreement.

                                   ARTICLE XII

                                  MISCELLANEOUS


         12.1 ENTIRE AGREEMENT. This Agreement, including the exhibits, schedules and other agreements delivered pursuant to this Agreement contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, whether oral or written, respecting that subject matter.

         12.2 GOVERNING LAW; CONSENT TO JURISDICTION. The Merger will be governed by the MBCL to the extent applicable, and all other aspects of this Agreement will be governed by the internal laws of the Commonwealth of Massachusetts. Legal proceedings relating to this Agreement, the agreements executed in connection with this Agreement or the transactions contemplated hereby or thereby that are commenced against Parent, Merger Sub or the Surviving Corporation may be commenced only in the state or federal courts in Boston, Massachusetts. Any such legal proceedings that are commenced against HT or against any stockholder of HT may be commenced only in the state or federal courts in Boston, Massachusetts. Each of the parties hereby consents to the exclusive jurisdiction of such courts

(and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. The foregoing provisions will not be construed to preclude any party from bringing a counter-claim in any action or proceeding properly commenced in accordance with the foregoing provisions. Process in any such action or proceeding may be served on any party anywhere in the world. Notwithstanding the foregoing, any dispute relating to a claim under the Escrow Agreement will be resolved in accordance with the arbitration provisions of the Escrow Agreement.

         12.3 NOTICES. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement will be in writing and will be deemed to have been duly given:
(i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested,
(iii) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier or (iv) by fax upon written confirmation (including the automatic confirmation that is received from the recipient's fax machine) of receipt by the recipient of such notice:

         IF TO PARENT OR MERGER SUB        Lionbridge Technologies, Inc.
                                           950 Winter Street
                                           Waltham, Massachusetts  02451
                                           Attention:  Rory J. Cowan
                                           Telephone No.:  (781) 434-6000
                                           Fax No.:  (781) 434-6034

                                           WITH COPIES TO:
                                           Testa, Hurwitz & Thibeault, LLP
                                           125 High Street
                                           Boston, Massachusetts 02110
                                           Attention:  George W. Lloyd, Esq.
                                           Kathy A. Fields, Esq.
                                           Telephone No.: (617) 248-7000
                                           Fax No.: (617) 248-7100



         IF TO HT:                         Harvard Translations, Inc.
                                           815 Somerville Ave
                                           Cambridge, MA 02140
                                           Attention:  Chief Executive Officer
                                           Telephone No.: (781) 434-6000
                                           Fax No.:  (781) 434-6034

                                           WITH A COPY TO:
                                           Foley, Hoag & Eliot, LLP
                                           One Post Office Square
                                           Boston, Massachusetts  02109
                                           Attention:  Robert Birnbaum, Esq.
                                           Telephone No.: (617) 832-1106

                                           Fax No.: (617) 832-7000

         Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 12.3.

         12.4 SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it will be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the full extent.

         12.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement, including the exhibits and schedules delivered pursuant to this Agreement, will survive the Effective Time, but any claims for breach thereof may only be made within any applicable time limits specified herein or in the Escrow Agreement.

         12.6 ASSIGNMENT. No party to this Agreement may assign, by operation of law or otherwise, all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of HT, Merger Sub, Parent and Stockholder, which consent may be withheld in the absolute discretion of the party asked to grant such consent. Any attempted assignment by Merger Sub or Parent, on the one hand, or by HT, on the other hand, in violation of this Section 12.6 will be voidable and will entitle HT or Parent, respectively, to terminate this Agreement at its option.

         12.7 COUNTERPARTS. This Agreement may be executed in two or more partially or fully executed counterparts each of which will be deemed an original and will bind the signatory, but all of which together will constitute but one and the same instrument. The execution and delivery of a Signature Page to Agreement and Plan of Reorganization in the form annexed to this Agreement, including a facsimile copy of the actual signature, by any party hereto who will have been furnished the final form of this Agreement will constitute the execution and delivery of this Agreement by such party.

         12.8 AMENDMENT. This Agreement may not be amended except by an instrument in writing executed by HT, Merger Sub, Parent and Stockholder.

         12.9 EXTENSION, WAIVER. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of any other party hereto to the party extending such time, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.

         12.10 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference will be to a Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes," and "including" when used therein will be deemed in each case to be followed by the words "without limitation." The table of contents, index to defined terms, and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         12.11 KNOWLEDGE. For purposes of this Agreement, the term "KNOWLEDGE" (including any derivation thereof such as "know" or "knowing" and regardless of whether such word starts with an initial capital) in reference to HT will mean the knowledge of the directors and executive officers of HT and the Stockholder.

         12.12 TRANSFER, SALES, DOCUMENTARY, STAMP AND OTHER SIMILAR TAXES. Any and all transfer, sales, documentary, stamp and other similar Taxes imposed in connection with the transactions contemplated by this Agreement will be paid by the stockholders of HT with respect to which such Tax relates. At Parent's discretion, the amount paid to any Person pursuant to this Agreement will be reduced by the amount of Taxes payable by such Person pursuant to this Section 12.12. Any amounts so withheld will be promptly remitted to the appropriate taxing authority.

       (THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.)

                                   SIGNATURE PAGE TO
                         AGREEMENT AND PLAN OF REORGANIZATION


         IN WITNESS WHEREOF, Parent, Merger Sub, HT and the Stockholder have executed this Agreement as of the date first written above.

LIONBRIDGE TECHNOLOGIES, INC.                HARVARD TRANSLATIONS, INC.

By:  /s/ Stephen J. Lifshatz                 By:  /s/ Robert C. Sprung
   -------------------------------              -------------------------------
   Name:  Stephen J. Lifshatz                   Name:  Robert C. Sprung
   Title:  Chief Financial Officer              Title:  Chairman


HT ACQUISITION CORP.

By:  /s/ Stephen J. Lifshatz
   -------------------------------
   Name:  Stephen J. Lifshatz
   Title:


STOCKHOLDER:

  /s/ Robert C. Sprung
----------------------------------
Robert C. Sprung

                         LIONBRIDGE TECHNOLOGIES, INC.,
                              HT ACQUISITION CORP.
                                       AND
                           HARVARD TRANSLATIONS, INC.

                      AGREEMENT AND PLAN OF REORGANIZATION

                               OMITTED SCHEDULES


HT Disclosure Schedule--This schedule sets forth exceptions to HT's representations and warranties contained in the Agreement and Plan of Reorganization.

Parent Disclosure Schedule--This schedule sets forth exceptions to Lionbridge's representations and warranties contained in the Agreement and Plan of Reorganization.

Lionbridge undertakes to deliver or cause to be delivered a copy of any omitted schedule to the Securities and Exchange Commission upon its request.